EXECUTION VERSION

AGREEMENT OF PURCHASE AND SALE

between

PHASE II BOULEVARD PLACE, LP, a Texas limited partnership,
as SELLER,

and

WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (subsidiary of WHITESTONE REIT), as BUYER

Dated: as of March 21, 2017

1700 Post Oak Boulevard, Houston, Texas

Page

ARTICLE I PURCHASE AND SALE OF PROPERTY	1

Section 1.1	Sale. 1

Section 1.2	Purchase Price; Default. 2

ARTICLE II CONDITIONS	4

Section 2.1	Buyer’s Conditions Precedent. 4

Section 2.2	Contingency Period. 5

Section 2.3	Buyer’s Right to Terminate. 5

Section 2.4	Conditions to Closing. 6

ARTICLE III Representations and warranties	7

Section 3.1	Representations and Warranties of Seller. 7

Section 3.2	No Liability for Exception Matters. 9

Section 3.3	Survival of Representations and Warranties of Seller. 10

Section 3.4	Seller’s Knowledge. 11

Section 3.5	Representations and Warranties of Buyer. 11

Section 3.6	No Reliance. 12

Section 3.7	Disclaimer; 13

Section 3.8	Release. 14

Section 3.9	Survival. 15

ARTICLE IV BUYER’S INSPECTIONS; TITLE AND SURVEY	15

Section 4.1	Buyer’s Independent Investigation. 15

Section 4.2	Permitted Exceptions. 20

Section 4.3	Evidence of Title. 22

ARTICLE V RISK OF LOSS AND INSURANCE PROCEEDS	22

Section 5.1	Minor Loss. 22

Section 5.2	Major Loss. 23

ARTICLE VI BROKERS AND EXPENSES	24

Section 6.1	Brokers. 24

Section 6.2	Expenses. 24

ARTICLE VII LEASES AND OTHER AGREEMENTS	24

Section 7.1	Buyer’s Approval of New Leases and Agreements Affecting the Property. 24

Section 7.2	Tenant Improvement Costs, Leasing Commissions and Concessions. 25

Section 7.3	Tenant Notices. 26

Section 7.4	Maintenance of Improvements and Operation of Property; Removal of Tangible Personal Property. 26

i

(continued)
Page

Section 7.5	Service Contracts. 26

Section 7.6	Post Closing Cooperation. 27

Section 7.7	SEC S-X 3-14 Audit. 27

ARTICLE VIII CLOSING AND ESCROW	28

Section 8.1	Escrow Instructions. 28

Section 8.2	Closing. 28

Section 8.3	Deposit of Documents. 28

Section 8.4	Estoppel Certificates. 31

Section 8.5	Prorations. 33

ARTICLE IX MISCELLANEOUS	37

Section 9.1	Notices. 37

Section 9.2	Entire Agreement. 38

Section 9.3	Intentionally Omitted. 38

Section 9.4	Time; Business Days. 38

Section 9.5	Attorneys’ Fees. 38

Section 9.6	Assignment. 39

Section 9.7	Counterparts. 39

Section 9.8	Governing Law. 39

Section 9.9	Confidentiality and Return of Documents. 39

Section 9.10	Interpretation of Agreement. 41

Section 9.11	Limited Liability. 41

Section 9.12	Amendments. 41

Section 9.13	No Recording. 41

Section 9.14	Drafts Not an Offer to Enter into a Legally Binding
Contract.    42

Section 9.15	Intentionally Omitted. 42

Section 9.16	No Partnership. 42

Section 9.17	No Third Party Beneficiary. 42

Section 9.18	Waiver of Jury Trial. 42

Section 9.19	Limitation on Liability. 42

Section 9.20	Survival. 43

Section 9.21	Survival of Article IX. 44

Section 9.22	Utility Service Notice. 44

Section 9.23	Severability. 44

ii

INDEX OF DEFINED TERMS

Additional Deposit	3

Assignment of Leases	28

Assignment of Service Contracts	28

Bailard Fund	42

Breach Notice	10

Broker	23

Buyer Group	14

Buyer’s Notice	20

CAP Amount	42

Closing	27

Closing Date	28

Closing Payment	3

Contingency Period	5

Deed	21

Deed Restrictions Notice	28

Delivery Period	4

Deposit	3

Disclosure Items	6

Discovery Date	10

Due Diligence Inspections	15

Embargoed Person	9

Environmental Laws	19

Escrow Conditions	27

Estoppel Threshold	31

Exception Instruments	19

Exception Matter	9

Floor Amount	42

Governmental Authority	17

Hazardous Materials	19

Improvements	1

Indemnified Party	23

Independent Consideration	2

Initial Deposit	2

Intangible Personal Property	2

Joinder	42

Land	1

Leases	4

Liens	20

Limitation Period	10

List	8

Local Property Manager	1

iii

(continued)
Page

Major Tenants	31

OFAC	8

Other Documents	42

Owner’s Affidavit	28

Permitted Exceptions	21

person	40

Phase IIB Land	2

Protected Information	15

Purchase Price	2

Real Property	1

Rent Roll	7

Reporting Person	30

Rule 3-14	27

SEC	27

SEC Filing Information	27

Seller Group	17

Seller’s Response	20

Seller’s Response Period	20

Service Contracts	4

SP Notice	3

Survey	19

Tangible Personal Property	1

Title Company	2

Title Policy	21

Title Report	19

Title Report Update	20

Title Review Date	20

Title Update Review Period	20

U.S. Publicly-Traded Entity	9

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28892061v.6
38044743v.2

AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale (this “Agreement”), dated as of March 21, 2017 (the “Effective Date”), is between PHASE II BOULEVARD PLACE, L.P., a Texas limited partnership (“Seller”), and WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).
ARTICLE I

PURCHASE AND SALE OF PROPERTY
Section 1.1    Sale.
Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of Seller’s right, title and interest in and to the following property (collectively, the “Property”):
(a)    Real Property. That certain real property commonly known as “1 and 2 BLVD Place” and located at 1700 Post Oak Boulevard, Houston, Texas, together with the Frost Bank Motor Bank, located at 1718 Sky Lark Lane, Houston, Texas, all as more particularly described as Tracts 1, and 3 more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), together with (1) all improvements located thereon (the “Improvements”), (2) all of Seller’s right, title and interest, if any, in and to the rights, benefits, privileges, easements (including the easement rights described as Tract 2 on Exhibit A, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights, and (3) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the “Real Property”);
(b)    Leases. All of the landlord’s interest in and to all of the Leases (as defined in Section 2.1(b) below) of the Real Property, including Leases entered into after the date of this Agreement as permitted by this Agreement, and all related files, correspondence and other documents in the possession of Seller or Wulfe & Co. (the “Local Property Manager”);
(c)    Tangible Personal Property. All of the tools, equipment, machinery, furniture, furnishings, supplies, brochures, models, marketing and leasing materials, other collateral items, and other tangible personal property of any kind, if any, owned by Seller and now or hereafter located on and used exclusively or primarily in the operation, ownership, maintenance, marketing or publicization of the Real Property (collectively, the “Tangible Personal Property”), but specifically excluding from the Tangible Personal Property (1) any items of personal property owned by tenants of the Property and (2) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property; and
(d)    Intangible Personal Property. To the extent transferrable and assignable at no cost to Seller and without representation or warranty of any kind, express or implied, all good will and intangible personal property, if any, owned by Seller and related to the Real Property and the Improvements, including, without limitation: any rights (exclusive or non-exclusive) of Seller to use the name BLVD Place, BLVD Place Phase II or 2, and all other trademarks, service marks, and logos, if any, used solely and exclusively in connection with the Real Estate (it being understood that Seller makes no representations or warranty with respect to Buyer's right to use any such names, marks and logos); any plans and specifications and other architectural and engineering drawings (including, without limitation, "as built" drawings) for the Improvements and any other plans and specifications, renderings, studies, reports, entitlements, utility capacities, or engineering drawings in contemplation of possible future development with the Real Property; surveys, environmental reports, traffic studies, geotechnical reports and any and other studies and reports, guaranties and warranties in Seller’s possession relating to the Real Property; any Service Contracts (as defined in Section 2.1(b) below that Buyer is required or elects to assume under the terms of this Agreement) and other contract rights related to the Property; development and approval rights and all other rights presently held by Seller (or any affiliate of Seller excluding 6 Blvd Place, LP, which shall be deemed not to be an affiliate of Seller for all purposes hereunder) under all instruments affecting the Property, including under the Property Declarations (as defined in Section 8.3(e) below); all governmental permits, approvals and licenses; and any websites, domain names and addresses, web pages and web content, and social media sites, used exclusively or primarily with respect to the Property; (collectively, the “Intangible Personal Property”). For the avoidance of doubt, the Intangible Property shall include all of Seller’s rights, titles and interest in any plans, studies, specifications, entitlements, utility capacity and other rights in connection with or related to the development of the Phase IIB Land (as defined in Section 1.2(a) below).
Section 1.2    Purchase Price; Default.
(a)    The purchase price of the Property is One Hundred Fifty Eight Million and 00/100 Dollars ($158,000,000.00) (the “Purchase Price”). For purposes of this Agreement, the parties have agreed that $10,500,000.00 of the Purchase Price is allocated to the undeveloped portion of the Land (the “Phase IIB Land”) depicted as the Phase IIB Land on Exhibit A-1 attached hereto. Ten ($10.00) Dollars and no additional consideration is allocated to any portion of the personal property included in the definition of Property and the balance of the consideration is allocated to the Real Property.
(b)    The Purchase Price shall be paid as follows:
(1)    Within five (5) Business Days after the Effective Date, Buyer shall deposit in escrow with Charter Title Company, 811 Main, Suite 1575, Houston, Texas 77002; Attn: Garry Carr, telephone 713-331-3070; email: gcarr@chartertitle.com), as agent for Commonwealth Land Title Insurance Company (the “Title Company”), cash or other immediately available funds in the amount of Nine Hundred Fifty Thousand Dollars ($950,000.00) (the “Initial Deposit”).
(2)    One Hundred and No/100 Dollars ($100.00) shall be considered separate and independent consideration (the “Independent Consideration”)”) for granting Buyer the right and privilege to terminate this Agreement pursuant to Section 2.3 below. The Independent Consideration shall be paid to Seller in accordance with Section 2.3, provided that in the event the transaction contemplated by this Agreement closes, such amount shall be applied to the Purchase Price.

(3)    If Buyer fails to deliver a notice of termination pursuant to Section 2.3 below on or prior to the expiration of the Contingency Period, then within one (1) business day of the expiration of the Contingency Period, Buyer shall deposit in escrow with the Title Company cash or other immediately available funds in the amount of Three Million Dollars ($3,000,000.00) (the “Additional Deposit;” the Initial Deposit together with the Additional Deposit, are referred to herein collectively as the “Deposit”). Failure to deliver the Additional Deposit after delivering a Notice to Proceed shall constitute a default by Buyer hereunder. At Closing, the Deposit shall be transferred to the Company; provided, however, that if Closing does not occur, then the Deposit shall be paid to Seller or Buyer as provided in this Agreement.
(4)    At Closing, Buyer shall deliver to Seller by wire transfer of other immediately available funds an amount equal to the remainder of the Purchase Price (the “Closing Payment”), as adjusted in accordance with the terms hereof.
(c)    DEFAULT; DISPOSITION OF DEPOSIT.
(1)    If the sale of the Property is not consummated due to Seller’s default hereunder, and Buyer is not in default hereunder, then Buyer may elect, as Buyer’s sole and exclusive remedy, either to: (A) terminate this Agreement and receive a refund of the Deposit, in which event neither party shall have any further rights or obligations hereunder except for those obligations that expressly survive termination of this Agreement, or (B) enforce specific performance of this Agreement; provided, however, that Buyer must give Seller written notice (the “SP Notice”) of Buyer’s election to enforce specific performance within thirty (30) days after scheduled Closing Date or Buyer shall be deemed to have elected option (A). Any such action for specific performance must be brought within 90 days after the scheduled Closing Date, provided that an SP Notice has been timely given in accordance with the immediately preceding sentence. Buyer shall not have any other rights or remedies hereunder as a result of any default by Seller in failing to consummate Closing due to Seller’s default, and Buyer hereby waives any other such remedy as a result of a default hereunder by Seller. IN THE EVENT SELLER FAILS TO CONSUMMATE CLOSING DUE TO SELLER’S DEFAULT THEN EXCEPT AS EXPRESSLY PROVIDED ABOVE, BUYER HEREBY WAIVES ANY RIGHT TO PURSUE A CLAIM FOR DAMAGES (INCLUDING, WITHOUT LIMITATION, ACTUAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, AND EXEMPLARY DAMAGES), AND ALL OTHER REMEDIES AVAILABLE, AT LAW AND IN EQUITY, IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY. Notwithstanding the foregoing, in the event Buyer elects option (A) above and Seller’s breach of this Agreement was willful and intentional, then Seller shall reimburse Buyer for an amount equal to its reasonable and actual, third-party out-of-pocket expenses and costs incurred in connection with this Agreement, including, but not limited to, the costs of conducting its due diligence investigation of the Property, not to exceed an aggregate amount of $150,000.00. The foregoing is not intended to limit Seller’s obligations that expressly survive termination as provided herein.
(d)    IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY. THE

PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS THAT EXPRESSLY SURVIVE TERMINATION AS PROVIDED HEREIN.
ARTICLE II

CONDITIONS
Section 2.1    Buyer’s Conditions Precedent.
Subject to the provisions of Section 4.1 hereof, Seller has provided and shall continue to provide Buyer and its consultants and other agents and representatives with access to the Property to perform Buyer’s inspections and review and determine the present condition of the Property, at all times prior to Closing or termination of this Agreement. Seller has delivered or made available to Buyer, or shall within the Delivery Period (as defined below) deliver or make available to Buyer, copies of all Due Diligence Materials (as defined in Section 2.1(b) below) in Seller’s or Seller’s Local Property Manager’s possession, except as otherwise specifically provided herein. Notwithstanding anything to the contrary contained herein, the Due Diligence Materials shall expressly exclude “Protected Information” as defined in Section 4.1. The “Delivery Period” shall mean the period which ends two (2) business days following the Effective Date. Buyer’s obligation to purchase the Property is conditioned upon Buyer’s review and approval of the following, within the Contingency Period:
(a)    Title to the Property and survey matters in accordance with Article IV below.
(b)    The materials required to be provided or made available to Buyer pursuant to this Section 2.1 or the other provisions of this Agreement (collectively, the “Due Diligence Materials”) including, but not limited to, tenant leases, any guaranties thereof and any other occupancy agreements, and all amendments and modifications thereof (collectively, the “Leases”) affecting the Property, all notice letters and correspondence to or from actual and prospective tenants, all tenant prospect lists, letters of intent, term sheets and other documents relating to prospective or potential deals with current or potential future tenants, and all contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements, and equipment leases (collectively, the “Service Contracts”) and all other items of due diligence information to be provided to Buyer by Seller, to the extent in Seller’s or Seller’s Local Property Manager’s possession, listed under clause (e) below.

(c)    The physical condition of the Property.
(d)    The zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.
(e)    The tenant correspondence files, operating statements and books and records pertaining to the operation of the Property in each case for each of the three (3) most recent years during which the Property has been owned by Seller and for the current year (to the extent available), real estate tax bills for the current, and three prior, years, real estate tax files and related documentation of Seller pertaining to real estate taxes on the Property for the current or prior years, any warranties, licenses, permits, certificates of occupancy, plans and specifications, and any current rent roll, current accounts receivable schedule and list of Tangible Personal Property in such form as Seller shall have in its possession for the Property, and other agreements or documents pertaining to the Property which will be binding on Buyer after Closing. If requested by Buyer, Seller shall request that its tax consultants, make available to Buyer information in their possession related to the Property.
(f)    Any other matters Buyer deems relevant to the Property.
Section 2.2    Contingency Period.
Buyer shall have until 5:00 p.m. Central time, on the date that is thirty (30) days following the Effective Date (the “Contingency Period”) to review and approve the matters described in Sections 2.1(b)-(f) above in Buyer’s sole discretion (title and survey review and approval shall be governed by the provisions of Section 4.2 below).
Section 2.3    Buyer’s Right to Terminate.
Buyer shall have the right, in its sole and absolute discretion and for any reason or no reason, to terminate this Agreement by giving written notice to Seller prior to the expiration of the Contingency Period. If Buyer delivers to Seller notice of termination of this Agreement before the end of the Contingency Period, then the Deposit (other than the Independent Consideration ) shall be returned to Buyer, the Independent Consideration shall be paid to Seller and neither party shall have any further rights or obligations hereunder except as otherwise provided herein. If Buyer fails to deliver such notice of termination of this Agreement prior to the expiration of the Contingency Period, then Buyer shall be deemed to have approved all of the matters described in Sections 2.1(a)-(f) above (subject to the provisions of Section 4.2 below as to title and survey matters and the express representations and warranties provided for in this Agreement), including, without limitation, all Due Diligence Materials, and the Deposit shall become nonrefundable except as expressly provided herein. The provisions of this Section shall survive the termination of this Agreement.
Section 2.4    Conditions to Closing.
(a)    The obligation of Buyer hereunder to purchase the Property from Seller is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to the Closing): (a) Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing; (b) all representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date except as otherwise expressly provided for in this Agreement; and (c) the Title Company shall have committed at Closing to issue the final Title Policy (as defined below) without any Schedule B exceptions to any matters other than Permitted Exceptions and the standard pre-printed exceptions required to be included therein.
(b)     In the event any of the above conditions are not satisfied as of the Closing Date, Buyer shall have the right (but without limiting Buyer’s rights under Section 1.2(c) above to the extent applicable) to either waive any such condition in writing and proceed to Closing or elect to terminate this Agreement, in which event the Deposit (less the Independent Consideration) shall be returned to Buyer and this Agreement shall be null and void and of no further force or effect except with respect to those matters that expressly survive termination hereof. If Buyer completes the Closing, then any conditions set forth herein shall be deemed to have been fully satisfied or waived as a condition to Closing.
(c)    The obligation of Seller hereunder to sell the Property to Buyer is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller at or prior to the Closing): (a) Buyer shall have performed, observed and complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by it prior to or as of the Closing and, (b) all representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date except as otherwise expressly provided for in this Agreement. In the event any of the above conditions are not satisfied as of the Closing Date, Seller shall have the right to either waive any such condition in writing and proceed to Closing or elect to terminate this Agreement, in which event the Deposit shall be paid to Seller and this Agreement shall be null and void and of no further force or effect except with respect to those matters that expressly survive termination hereof. If Seller completes the Closing, then any conditions set forth herein shall be deemed to have been fully satisfied or waived.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of Seller.
Subject to the disclosures contained in Schedule 3.1 attached hereto and made a part hereof (the “Disclosure Items”) and to all matters disclosed in the Due Diligence Materials actually delivered to Buyer on or prior to the Effective Date (or posted on the due diligence website to which Buyer has been provided access prior to the Effective Date and which was posted on such website as of the Effective Date), Seller hereby makes the following representations and warranties with respect to the Property as of the date hereof and, except (x) as otherwise disclosed in writing in Seller’s Certificate delivered at Closing, such representations and warranties shall be deemed remade effective as of the Closing Date as provided in the Seller’s Certificate and (y) that references to the

Rent Roll, Receivables Report and schedule of Service Contracts in such updated certificate shall be to the Seller’s then current Rent Roll, Receivables Report and schedule of Service Contracts to be attached to such Seller’s Certificate. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items except to the extent the existence of any additional Disclosure Items not listed on Schedule 3.1 on the Effective Date and arising following the Effective Date constitutes a material breach of Seller’s covenants set forth in this Agreement.
(a)    Seller is a limited partnership validly existing, and in good standing in the State of Texas.
(b)    (i) This Agreement has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller, and (ii) this Agreement does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.
(c)    Seller has the power and authority to enter into this Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing and to perform its obligations hereunder and thereunder.
(d)    Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(e)    Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.
(f)    Exhibit B includes a complete list of all Leases, including all lease amendments, and lease guarantees. Seller has not entered into (and, to Seller’s knowledge, Seller is not aware of) any leases, tenancies, licenses, or other rights of occupancy or use for any portion of the Property currently in effect other than (i) the tenants listed on Exhibit B; (ii) the easement, parking and other rights and matters affecting the Property recorded in the Real Property Records of Harris County, Texas, (iii) rights pursuant to Service Contracts listed on Exhibit B-3; and (iv) as otherwise provided herein. None of the rents or other amounts now or hereafter payable to Seller under the Leases have been assigned, pledged or encumbered except pursuant to assignments that will be released at Closing. The Due Diligence Materials contain true, correct and complete copies of all Leases, together with all amendments and guarantees thereto.
(g)    The Rent Roll attached hereto as Exhibit B-1 (“Rent Roll”), which includes the amount of security deposit, if any, posted by each tenant, and the aged-receivables report (“Receivables Report”) attached hereto as Exhibit B-2, respectively, are the Rent Roll and Receivables Report as used and maintained by Seller in connection with the ordinary course of operation of the Property.

(h)    Seller has received no written notice of a default by Seller under the Leases which has not been cured.
(i)    The only Service Contracts (other than agreements recorded of record and included in the Permitted Exceptions) in effect for the Property are set forth in Exhibit B-4. Seller has provided, or will provide on or prior to the end of the Delivery Period, true, correct and complete copies of all Service Contracts except for the management and leasing agreements to be terminated at or prior to Closing.
(j)    There is no litigation or governmental proceeding (including, but not limited to any condemnation proceeding) pending or, to the best of Seller’s knowledge, threatened with respect to the Property, or with respect to Seller which impairs Seller’s ability to perform its obligations under this Agreement, except for a dispute related to the 2016 assessment of the Property and any personal injury or property damage action for which there is adequate insurance coverage and which is not in rem in nature and is listed on the insurance loss report delivered as part of the Due Diligence Materials. Seller has disclosed to Buyer that a portion of the Land, totaling approximately 0.0388 acres (1,690 square feet) of land, was conveyed by Seller to the City of Houston pursuant to Deed dated May 25, 2016, recorded in the Real Property Records of Harris County, Texas under Clerk’s File No. 2016223965 in lieu of condemnation and such 0.0388 acres is no longer part of the Land to be conveyed hereunder.
(k)    Seller has received no written notice from any governmental authority of any violation of any law applicable to the Property (including, without limitation, any Environmental Law as defined in Section 4.1(m)(2) below) that has not been corrected.
(l)    To the best of Seller’s knowledge, there are no underground storage tanks located on or under the Property.
(m)    Seller has received no written notice that there is any proceeding pending or threatened for the reduction of the assessed valuation of any portion of the Property or that any special assessment is pending or threatened in respect to the Property, whether or not a lien thereon.
(n)    To the best of Seller’s knowledge, (A) Seller and each person or entity owning any direct interest in Seller is (x) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”)”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (y) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (C) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly), and (D) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.
Seller also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Seller is or shall be listed on any of the Lists or is or shall be an Embargoed Person. This Section shall not apply to any person to the extent that such person’s interest in the Seller is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.
(o)    Except as shown on Schedule 3.1, there are no unpaid leasing commissions, tenant improvement allowances and other Lease costs contemplated by Section 7.2 which are due or which may become due, in respect of Leases and renewals, extension or other modifications thereof, which were executed on or before the Effective Date, except as shown on Schedule 3.1.
Section 3.2    No Liability for Exception Matters.
As used herein, the term “Exception Matter” shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is disclosed in the Due Diligence Materials delivered to Buyer (or posted on the due diligence website to which Buyer has been provided access) or otherwise discovered by Buyer before the Closing, including, without limitation, matters disclosed in any reports or other materials obtained by Buyer in connection with its due diligence, including, but not limited to, matters disclosed in any tenant estoppel certificate or from interviews with tenants, property managers or any other person. For the avoidance of doubt, for purposes of this Agreement and the documents to be executed at Closing, Buyer shall be deemed to have knowledge of all matters contained in the Due Diligence Materials actually delivered to Buyer (or posted on the due diligence website to which Buyer has been provided access). If Buyer first obtains knowledge of any Exception Matter after the close of the Contingency Period and prior to Closing, Buyer’s sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller within ten (10) days following Buyer’s discovery of such Exception Matter or the Closing, whichever occurs first, in which event the Deposit shall be returned to Buyer, unless within five (5) days after receipt of such notice or the Closing, whichever occurs first, as the case may be, Seller notifies Buyer in writing that it elects to cure or remedy such Exception Matter. Seller shall be entitled to extend the Closing Date (as defined in Section 8.2 below) for up to fifteen (15) business days in order to cure or remedy any Exception Matter. Buyer’s failure to give notice within ten (10) days after it has obtained knowledge of an Exception Matter or the Closing, whichever occurs first, described in the immediately preceding sentence shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, even if Seller has notified Buyer of Seller’s election to cure or remedy any Exception Matter (except as specifically provided in Section 4.2(c) hereof), and, subject to Buyer’s right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters. Upon any termination of this Agreement, neither party shall have any further rights nor obligations hereunder, except for those matters that expressly survive termination hereunder. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any Other Documents (as defined in Section 9.19 below). Notwithstanding anything herein to the contrary, Seller makes no representation, warranty or covenant that any tenant shall be or remain solvent and/or in occupancy following the Effective Date or that any of the Leases shall remain in effect following the Effective Date. The default or termination of any such Leases shall not constitute a default by Seller or give Buyer the right to terminate this Agreement except as provided in Section 2.3 above. During the Contingency Period, Buyer shall make such investigations as it may deem appropriate with respect to the creditworthiness of tenants, subject to the terms of this Agreement.
Section 3.3    Survival of Representations and Warranties of Seller.
The representations and warranties of Seller contained herein, in any Seller estoppel delivered pursuant to Section 8.4 below or in any Other Documents shall survive for a period of twelve (12) months after the Closing (the “Limitation Period”). If the Buyer first discovers a breach or misrepresentation of any of Seller’s representations or warranties set forth in this Agreement on a date (the “Discovery Date”) subsequent to the Closing Date, but prior to the end of the Limitation Period, Buyer must give Seller written notice (the “Breach Notice”) of the breach and the Discovery Date within ninety (90) days after the Discovery Date in order for such breach to form the basis of an action by Buyer against Seller. Any such action must be brought within two (2) years and one (1) day after the Discovery Date, provided that a Breach Notice has been timely given in accordance with the immediately preceding sentence. The acceptance of the Deed (as hereinafter defined) by Buyer at Closing shall from and after the Limitation Period be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller in this subsection and every agreement and obligation on the part of Seller to be performed in this Agreement except as to claims timely asserted in a Breach Notice and where a suit is filed against Seller not later two (2) years and one (1) day after the Discovery Date. The provisions of this Section 3.3 shall be inapplicable to (i) the special warranty of title set forth in the Deed, which shall survive indefinitely, and (ii) claims and actions thereunder
Section 3.4    Seller’s Knowledge.
For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to the best of Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Bob Sellingsloh and Preston R. Sargent, at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Seller or any other Seller Related Parties (as defined in Section 3.8 below), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Due Diligence Materials. Furthermore, it is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

Section 3.5    Representations and Warranties of Buyer.
Buyer represents and warrants to Seller as follows:
(a)    Buyer represents and warrants to Seller that this Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.
(b)    Buyer represents and warrants to Seller that Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(c)    Buyer has been duly organized, is validly existing and is in good standing in the state in which it was formed, and at Closing, the Buyer (or permitted assignee of Buyer to take title to the Property) will be qualified to do business in the state in which the Real Property is located. This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer.
(d)    Buyer is purchasing the Property as investment rental property, and not intended for Buyer’s own operations or use (other than office space incidental to property management operations of Buyer).
(e)    Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of Section 4975(e)(1) of the Code, which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.
(f)    Other than Seller’s Broker (as defined in Section 6.1 below) Buyer has had no contact with any broker or finder with respect to the Property.
(g)    Buyer represents and warrants that (i) Buyer and its affiliates (A) are not currently identified on the List, and (B) are not persons or entities with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (iii) Buyer has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.
Buyer also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Buyer is or shall be listed on any of the Lists or is or shall be an Embargoed Person. This Section shall not apply to any person to the extent that such person’s interest in the Buyer is through a U.S. Publicly-Traded Entity.
Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing.
Section 3.6    No Reliance.
EXCEPT AS EXPRESSLY STATED HEREIN, SELLER MAKES NO, AND HEREBY DISCLAIMS ANY, REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO, THE DUE DILIGENCE MATERIALS. EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED, WARRANTED OR PROVIDED FOR IN THIS AGREEMENT, Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED, WARRANTED OR PROVIDED FOR IN THIS AGREEMENT, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer (except pursuant to any reliance letter obtained between Buyer and the applicable environmental consultant (in no event shall Seller have any liability thereunder)), but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report (except pursuant to any reliance letter obtained between Buyer and the applicable third party consultant (in no event shall Seller have any liability thereunder)); and (d) the failure to deliver any report as to the environmental or other condition of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise. Seller agrees, at no cost to Seller, to provide reasonable cooperation to Buyer upon request in regards to any efforts by Buyer to seek reliance letters as to any or all reports prepared for Seller and furnished or made available by Seller to Buyer under this Agreement.
Section 3.7    Disclaimer;
AS IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED

PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, SEISMIC ASPECTS OF THE PROPERTY, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE REAL PROPERTY AND WITHIN EACH TENANT SPACE THEREIN, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE REAL PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES, SERVICE CONTRACTS, OR OTHER DOCUMENTS OR AGREEMENTS AFFECTING THE PROPERTY, OR ANY INFORMATION CONTAINED IN ANY RENT ROLL FURNISHED TO BUYER FOR THE PROPERTY, (XI) THE VALUE, ECONOMICS OF THE OPERATION OR INCOME POTENTIAL OF THE PROPERTY, OR (XII) ANY OTHER FACT OR CONDITION WHICH MAY AFFECT THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE PHYSICAL CONDITION, VALUE, ECONOMICS OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLER IS UNDER NO DUTY TO MAKE AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER AND SELLER SHALL HAVE NO LEGAL OBLIGATION TO APPRISE BUYER REGARDING ANY EVENT OR OTHER MATTER INVOLVING THE PROPERTY WHICH OCCURS AFTER THE EFFECTIVE DATE OR TO OTHERWISE UPDATE THE DUE DILIGENCE MATERIALS, UNLESS AND UNTIL AN EVENT OR OTHER MATTER WHICH WOULD CAUSE SELLER TO BE UNABLE TO REMAKE ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN THIS AGREEMENT OCCURS
Section 3.8    Release.

WITHOUT LIMITING THE ABOVE, AND SUBJECT TO THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER EXPRESSLY CONTAINED IN THIS AGREEMENT, BUYER ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S AFFILIATES, SELLER’S INVESTMENT ADVISOR, THE PARTNERS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AND REPRESENTATIVES OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES AND DISBURSEMENTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH (I) THE PHYSICAL CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ALL STRUCTURAL AND SEISMIC ELEMENTS, ALL MECHANICAL, ELECTRICAL, PLUMBING, SEWAGE, HEATING, VENTILATING, AIR CONDITIONING AND OTHER SYSTEMS, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY, OR (II) ANY LAW OR REGULATION APPLICABLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW AND ANY OTHER FEDERAL, STATE OR LOCAL LAW.
Section 3.9    Survival.
The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions and in Sections 9.11 and 9.19 hereof. The provisions of Sections 3.7 and 3.8 shall be incorporated into the Deed.
ARTICLE IV

BUYER’S INSPECTIONS; TITLE AND SURVEY
Section 4.1    Buyer’s Independent Investigation.
(a)    Inspections. Subject to the terms of this Agreement, Seller grants to Buyer and Buyer’s members, partners, shareholders, directors, officers, employees, agents, contractors, representatives, attorneys, consultants, accountants, affiliates, prospective and current lenders, investors and partners (collectively, the “Buyer Group”) during the Contingency Period, and thereafter prior to Closing, the right of access, at Buyer’s sole risk, cost and expense, (i) to the Property for the purpose of conducting non-physically invasive investigations, inspections, audits, analyses, surveys, tests, examinations, studies and appraisals of the Property subject to the terms hereof, (ii) to conduct tenant interviews (subject to the provisions of this Section 4.1 below); and (iii) to Seller’s records to examine all applicable information, that is not Protected Information, relating to the Property and the operation and maintenance thereof, as Buyer deems necessary or desirable, including, but not limited to, the Due Diligence Materials. The purpose of such access shall be for Buyer, on its own behalf and not as an agent, representative or broker of any undisclosed party, to determine if the Property is suitable for Buyer’s purposes, in Buyer’s sole discretion.
(b)    Protected Information. Notwithstanding anything herein to the contrary, Buyer acknowledges that the information provided by Seller will specifically exclude (i) those portions of the Due Diligence Materials that would disclose Seller’s cost of acquisition of the Real Property, or cost of construction of the Improvements and related soft costs, (ii) any reports, presentations, summaries and the like prepared for any of Seller’s boards, committees, partners or investors in connection with its consideration of the acquisition of the Real Property, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof, (iv) Seller’s internal memoranda, attorney-client privileged materials, internal appraisals, structural, environmental or other physical inspection reports, projections and budgets; and (v) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii), (iv) and (v) being collectively referred to as the “Protected Information”). The investigations and other matters described in this Section 4.1 are referred to collectively as “Due Diligence Inspections” and shall be subject to the terms and conditions set forth below. Buyer shall cause Seller to be named as a beneficiary of all third party vendor reports and studies obtained by Buyer prior to Closing regarding the Property and to provide copies thereof to Seller.
(c)    Access. All entries upon the Property by Buyer and the Buyer Group shall be at reasonable times during normal business hours and after not less than 24 hours’ prior notice to Seller, which notice shall include the names and addresses of Buyer’s agents, contractors and representatives to be entering upon the Property and the general scope of work to be accomplished during such entry. Buyer shall provide such notice, which may be by telephonic means, to Rusty Tamlyn (telephone number: (713) 852-3561) on behalf of Seller, prior to conducting any inspection on, to or at the Property. If Buyer is unable to reach Mr. Tamlyn in person or by telephone, Buyer shall then provide such telephonic notice to Preston Sargent (telephone number: (650) 571-5800), on behalf of Seller. Notwithstanding the foregoing, Buyer shall have the right, following two (2) business days’ notice to Seller and the Local Property Manager (which notice may be delivered telephonically in the manner provided above), to interview the Local Property Manager and review and make copies of all Property related files of Seller and the Local Property Manager pertaining to the Property, including tenant correspondence files (but excluding any Protected Information). Seller shall have the right to participate in such interview by telephone or in person and will cooperate with Buyer in scheduling such interview. Buyer shall conduct such independent inspections by using engineers, consultants and others of Buyer’s choice who are trained and qualified to inspect commercial real property. Buyer shall give Seller telephonic notice of any inspection, and Seller or its representative shall have the right to accompany Buyer and the Buyer Group during any such inspection. Prior to Closing or termination of this Agreement, upon request of Buyer, Seller agrees, at no cost or liability to Seller, to provide reasonable cooperation to cause its consultants, including architectural, engineering, land use planning, design, development and tax consultants, to deliver or make available to Buyer documentation related to the Property as may be in their possession.

Seller shall make its representatives available upon reasonable advance notice for purpose of participating in meetings or interviews contemplated by this Section 4.1 related to Buyer’s Due Diligence Inspections.
(d)    Permission to Enter Building. Subject to the provisions of this Agreement, Buyer and the Buyer Group shall have the right to enter and inspect the Property, but with respect to the interior tenant spaces of the Improvements, only if such entry and inspection is permitted by (or otherwise not restricted by) the terms of the tenant leases or the tenants or occupants thereof consent to such entry and inspection (if required under the terms of such tenant leases). Seller shall use commercially reasonable efforts to obtain any tenant consent to such entry, to the extent required under the tenant’s lease. During any such entry and inspection, Buyer and/or the Buyer Group shall minimize any inconvenience or interference with the use, operation, maintenance and occupancy of the Improvements by any tenants or occupants thereof, and additionally, shall: (i) not damage any part of the Property or any personal property owned or held by any tenant; (ii) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (iii) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (iv) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (v) restore the improvements and the surface of the Property as close as reasonably practicable to the condition in which the same was found before any such inspection or tests were undertaken, to the extent such inspection or tests affected the condition of the Property.
(e)    No Invasive Testing. Notwithstanding anything herein to the contrary, neither Buyer nor the Buyer Group shall undertake or perform any physically invasive tests or physical testing, drilling, boring, sampling of, on or through the surface of the Property or any part or portion thereof (including, but not limited to, any roof core cuts, asbestos or other sampling, or the performance of a Phase II environmental study), except (i) upon the prior written consent of Seller, which may be given or withheld by Seller in its sole and absolute discretion, (ii) in the presence of Seller or its expressly authorized representative(s) for this purpose and (iii) subject to such reasonable conditions and restrictions as Seller shall determine in its sole and absolute discretion.
(f)    Contact with Tenants. Seller agrees to allow Buyer to contact and interview tenants at the Property, provided that Seller’s representatives shall coordinate the scheduling of such contacts and interviews with Buyer and such tenants and a representative of Seller must be present at any such contact or interview. Seller shall cooperate with Buyer in scheduling and coordinating such interviews and will make any such representative(s) reasonably available for such purpose. Notwithstanding anything herein to the contrary, except pursuant to this Section 4.1(f), neither Buyer nor anyone acting on behalf of Buyer may discuss Buyer’s potential interest in the Property or any other matter related to the Property with any tenant or other occupant of the Property, prior to Closing.
(g)    Contact with Governmental Authorities. Except in connection with the preparation of a non-invasive “Phase I” environmental site assessment for the Property, Buyer shall not contact any federal, state, municipal or other governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (a “Governmental Authority”) regarding Hazardous Materials (as defined in Section 4.1(m)(2) below) on, or the environmental condition of, the Property, without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. If Seller’s consent to contact any such Governmental Authority is obtained by Buyer, a representative of Seller must be present when Buyer has any such contact with any Governmental Authority, and Seller shall reasonably cooperate with Buyer in scheduling such contacts with Governmental Authorities and shall make its representatives reasonably available for such purpose.
(h)    Insurance. Before any such entry on the Property by Buyer or the Buyer Group, Buyer shall, at no expense to Seller, provide and maintain, or cause to be provided and maintained by such member of the Buyer Group seeking access to the Property, (i) workers’ compensation insurance, to the extent required under the Workers’ Compensation Law of the State of Texas, and (ii) commercial liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence ($2,000,000.00, in the aggregate). All such insurance shall be in form and with deductible limits reasonably satisfactory to Seller and with insurance companies authorized to do business in the state in which the Property is located. Buyer’s liability insurance shall include blanket contractual liability coverage insuring the indemnity obligations of Buyer under this Agreement. All such insurance shall be written on an occurrence basis and name Seller, its Local Property Manager, lender and others as required by Seller, provided that the names of such parties are provided to Buyer by Seller prior to the Effective Date, as additional insureds, which insurance shall provide coverage against any claim for personal liability or property damage caused by the Buyer or its agents, employees or contractors in connection with such inspections and tests. Prior to Buyer’s or the Buyer Group’s first entry on any portion of the Property, Buyer shall furnish certificates of insurance to Seller, in form and substance reasonably satisfactory to Seller, evidencing the coverage required under clauses (i) and (ii) above, which certificates will provide that such insurance shall not be cancelled or changed until at least thirty (30) days’ written notice is given to Seller.
(i)    Buyer Risk. In consideration for the rights granted to Buyer by Seller hereunder, Buyer accepts such rights with the full understanding of the risk of loss of life, personal injury or property loss or damage that may arise out of Buyer’s exercise of its rights as set forth herein, and Buyer shall exercise its rights hereunder at its own risk. Buyer shall not hold the Seller Group, and their respective successors or assigns, liable for (and hereby releases the Seller Group, and their respective successors or assigns from any liability for) any loss, injury, claim or damage that may occur to Buyer or the Buyer Group or Buyer’s property (unless and to the extent such loss, injury, claim or damage results from the gross negligence or willful misconduct of any particular member or members of the Seller Group). As used herein, the term “Seller Group” means Seller, its current and former affiliates and related business entities, the Local Property Manager and each of their respective shareholders, members, partners, trustees, agents, employees, officers, directors, successors, assigns, attorneys, insurers, mortgagees and representatives of every kind whatsoever. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.
(j)    Indemnification. BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS ALL MEMBERS OF THE SELLER GROUP, AGAINST ANY AND ALL LIENS, CLAIMS, DAMAGES OF ANY KIND OR NATURE WHATSOEVER,

DEMANDS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, COSTS, EXPENSES, LIABILITIES, INTEREST, PENALTIES AND REASONABLE ATTORNEYS’ FEES (“CLAIMS”), SUFFERED OR INCURRED BY THE SELLER GROUP, OR ANY OF THEM, RESULTING FROM INJURY OR DAMAGE TO PERSONS OR PROPERTY CAUSED BY BUYER’S OR THE BUYER GROUP’S ENTRY ONTO OR PRESENCE OR ACTIVITIES ON THE PROPERTY IN CONNECTION WITH THE DUE DILIGENCE INSPECTIONS; PROVIDED HOWEVER, BUYER SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANY PRE-EXISTING CONDITIONS AFFECTING THE PROPERTY, EXCEPT TO THE EXTENT THAT THE SAME ARE EXACERBATED BY THE ACTIONS OF BUYER OR THE BUYER GROUP. THE FOREGOING INDEMNITY SHALL APPLY REGARDLESS OF WHETHER ANY SUCH CLAIMS ARE CAUSED BY THE ACTIVE OR PASSIVE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OR TORT OF THE INDEMNIFIED PARTY OR LIABILITY WITHOUT FAULT OR STRICT LIABILITY, BUT NOT TO THE EXTENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PARTY. IT IS THE INTENT OF THE PARTIES THAT THE SELLER GROUP BE INDEMNIFIED AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OF WILLFUL MISCONDUCT). The provisions of this paragraph shall survive the Closing or any termination of this Agreement.
(k)    Buyer Repair. If Buyer terminates this Agreement as provided in Section 2.3 above, for any reason, then Buyer’s inspection rights shall immediately terminate and Buyer shall promptly repair any damage to the Property caused by Buyer or the Buyer Group in the conduct of the Due Diligence Inspections and restore any portion of the Property damaged by the Due Diligence Inspections as close as reasonably practicable to the condition that existed prior to Buyer’s or the Buyer Group’s first entry on the Property pursuant to this Agreement. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.
(l)    Payment of Liens. Buyer shall promptly pay and discharge on or before the due date any claim or obligation for labor or materials furnished at the direction of Buyer, which if not paid or discharged would result in a lien on all or any portion of the Property. Specifically, and without limiting the foregoing, if Buyer shall cause labor or materials to be furnished to the Property, and if a lien arises out of such work or material furnished, then Buyer shall promptly cause such lien to be satisfied or bonded over and shall indemnify, defend and hold harmless Seller therefor. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.
(m)    Acknowledgement of Opportunity to Inspect. Unless Buyer terminates this Agreement in accordance with Section 2.3 above, Buyer will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:
(1)    All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

(2)    The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the foundation, roof, paving, parking facilities, utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer (subject to the provisions hereof) at Buyer’s sole expense. For purposes of this Agreement, “Hazardous Materials” shall mean inflammable explosives, radioactive materials, asbestos, asbestos–containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Federal Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.) and any other applicable federal, state or local laws (collectively, “Environmental Laws”).
(3)    Any easements and/or access rights affecting the Property.
(4)    The Leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.
(5)    The Service Contracts and any other documents or agreements of significance affecting the Property.
(6)    All other matters of material significance affecting the Property.

Section 4.2    Permitted Exceptions.
(a)    On or prior to the Effective Date, Seller shall request that the Title Company prepare and deliver to Buyer a title commitment (the “Title Report”) together with copies of all underlying documents relating to title exceptions referred to therein (“Exception Instruments”). In addition, Buyer shall have the right to obtain an updated survey of the Property complying with the ALTA/NSPS 2016 standards (the “Survey”). Buyer shall provide a copy of the Survey, which shall be certified to the Title Company, Buyer and Seller, to Seller. Buyer shall pay the entire cost of the Survey. Buyer shall have the right to object to any matters shown on the Title Report or Survey, or in the Exception Instruments, by notice to Seller at any time during the Contingency Period, which objections shall be deemed to be included within the Objections provided for in Section 4.2(b). Seller shall not be obligated to cure any such matters, except as may be otherwise provided in Section 4.2(c) or elsewhere in this Agreement or as may be agreed in writing by Seller.
(b)     Not later than (i) five (5) business days after Buyer’s receipt of the Title Report, Exception Instruments and Survey, or (ii) seven (7) days prior to the last day of the

Contingency Period, whichever occurs first (the “Title Review Date”), Buyer shall furnish Seller with a written statement of objections, if any, to the title to the Property, including, without limitation, any objections to any matter shown on the Survey (collectively, “Objections”). In the event the Title Company amends or updates the Title Report after the Effective Date (each, a “Title Report Update”), Buyer shall furnish Seller with a written statement of any Objections to any matter first raised in a Title Report Update within three (3) days after its receipt of such Title Report Update (each, a “Title Update Review Period”). Should Buyer fail to notify Seller in writing of any Objections to any matter first disclosed in a Title Report Update prior to the Title Update Review Period, as applicable, Buyer shall be deemed to have approved such matters which shall be considered to be “Permitted Exceptions” as defined in Section 4.3 below.
(c)    If Seller receives a timely Objection in accordance with Section 4.2(b) (“Buyer’s Notice”), Seller shall have the right, but not the obligation (except as hereafter provided), within three (3) days after receipt of Buyer’s Notice (“Seller’s Response Period”), to elect to cure any such matter upon written notice to Buyer (“Seller’s Response”), and may extend the Closing Date for up to fifteen (15) business days to allow such cure. If Seller does not give any Seller’s Response within such 3-day period, Seller shall be deemed to have elected not to cure any such matters. Notwithstanding the foregoing or the provisions of Section 4.2(d), or any other provision of this Agreement, to the contrary, Seller shall in any event be obligated (whether or not Buyer objects to same) to cure and satisfy at or before Closing all matters, items or requirements (collectively, “Liens”) (i) that are mortgage or deed of trust liens or security interests against the Property, in each case granted by Seller (and not tenants of the Property or other third parties); (ii) real estate tax liens, other than liens for taxes and assessments not yet delinquent, or (iii) that have been voluntarily placed against the Property by Seller, or that are any other monetary lien of a liquidated amount encumbering the Property created by Seller or resulting from any work performed at the direction of Seller (and not tenants of the Property or other third parties) and that are not otherwise permitted pursuant to the provisions hereof. Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens at Closing, and may cure any Objection to a monetary lien by filing the appropriate bond (provided such bond enables the Title Company to remove such exception from the Title Policy or to insure against such matter) or causing the Title Company, at Seller’s sole cost and expense, to fully insure against such matters.
(d)    If Seller elects (or is deemed to have elected) not to cure any Objections (other than Liens) raised in any Buyer’s Notice timely delivered by Buyer to Seller pursuant to Section 4.2(b) or if Seller notifies Buyer that it elects to cure any such Objection (other than Liens) but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Buyer, as its sole and exclusive remedy, shall have the option to either (A) waive such Objection by delivering written notice thereof to Seller within three (3) days after (as applicable) (i) its receipt of Seller’s Response stating that Seller will not cure any such Objection or (ii) the expiration of Seller’s Response Period if Seller does not deliver a Seller’s Response or (iii) Seller’s failure to cure by the Closing Date (as it may be extended hereunder) any Objection which Seller has previously elected to cure pursuant to a Seller’s Response or (B) terminate this Agreement (if Buyer fails to deliver written notice waiving the objection within such 3-day period under clause (A) above, then Buyer shall be deemed to have elected to terminate this Agreement). In the event of such a termination, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except for those matters that survive termination as herein provided. If Seller receives notice by Buyer of waiver of such Objections hereunder (or Buyer actually consummates Closing without such Objections having been cured), then such Objections shall be deemed to have waived and those waived Objections shall become “Permitted Exceptions” under Section 4.3. If the Closing is not consummated for any reason other than Seller’s default hereunder, Buyer shall be responsible for any title or escrow cancellation charges.
(e)    At the Closing, Seller shall convey title to the Property to Buyer by Special Warranty Deed in the form of Exhibit C attached hereto (the “Deed”). Subject to the terms and conditions contained elsewhere in this Agreement, by acceptance of the Deed and the Closing of the purchase and sale of the Property, (x) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller first accruing and arising from and after Closing with respect to the Property under the Permitted Exceptions; and (y) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.
Section 4.3    Evidence of Title.
Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its Owner’s TLTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Permitted Exceptions (the “Title Policy”). The Title Policy may contain such endorsements as reasonably required by Buyer provided that the issuance of such endorsements shall not be a condition to Buyer’s obligations hereunder. Seller shall pay the cost of the basic owner’s Title Policy, and Buyer shall pay the cost of survey coverage and any endorsements requested by Buyer. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Buyer to support the issuance of the Title Policy or any such endorsements other than an affidavit as to the existing tenants of the Property and any ongoing or recent construction work at the Property and such other matters as set forth in the form of affidavit attached as Exhibit E-3. The following shall constitute the “Permitted Exceptions:”
(i)    Interests of tenants in possession under the Leases including any new leases or lease modifications entered into pursuant to the terms of this Agreement;
(ii)    Matters created by or with the written consent of Buyer;
(iii)    Non-delinquent liens for real estate taxes and assessments;
(iv)    The matters shown on Schedule B to the Title Report, including the Property Declarations, except for any matters which Seller is required to cure pursuant to this Agreement; and
(v)    Any exceptions (other than Liens) disclosed by any Title Report Update which is approved or deemed approved by Buyer in accordance with this Article IV above, and any other exceptions to title disclosed by the Survey (or if no Survey is obtained, would otherwise be disclosed by an inspection and/or survey of the Property).

ARTICLE V

RISK OF LOSS AND INSURANCE PROCEEDS
Section 5.1    Minor Loss.
Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed $2,500,000.00 in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or in the case of a condemnation, the diminution in the value of the remaining Property as a result of a partial condemnation is not material (as hereinafter defined) and no such damage or destruction or condemnation permits any tenant under a Lease to terminate its Lease or abate rent (other than any temporary rental abatements for which Buyer receives a credit against the Purchase Price in the amount of the abatement that the tenant is entitled to take after the Closing or an assignment of rent loss insurance at Closing sufficient to cover the period of abatement prior to restoration of the applicable improvements) on account thereof under the terms of the existing Leases; and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards, as applicable, collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or uninsured or underinsured component of such loss in excess of insurance proceeds actually payable to cover such loss, less any sums expended by Seller toward the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent and shall pay over to Buyer any proceeds or awards paid to Seller in excess of such extent. The terms of this provision shall survive Closing to the extent applicable to payment of any proceeds or awards after Closing. Seller will take such action as reasonably requested by Buyer to fully effect the provisions of this paragraph provided, however, that Seller shall not be required to incur material cost or liability in connection with any such action requested by Buyer unless Buyer agrees to be responsible for such cost or liability.
Section 5.2    Major Loss.
If the cost to repair the damage or destruction as specified above exceeds $2,500,000.00 in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or the diminution in the value of the remaining Property as a result of a condemnation is material or any such damage or destruction or condemnation otherwise permits any tenant under a Lease to terminate its Lease or abate rent (other than any temporary rental abatements for which Buyer receives a credit against the Purchase Price in the amount of the abatement that the tenant is entitled to take after the Closing or an assignment of rent loss insurance at Closing sufficient to cover the period of abatement prior to restoration of the applicable improvements) on account thereof under the terms of the existing Leases, then Buyer may, at its option to be exercised within ten (10) business days of Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller or fails to give Seller notice within such ten (10) day period that Buyer will proceed with the purchase, then this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except for those matters that expressly survive termination hereunder. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent and shall pay over to Buyer any proceeds or awards paid to Seller in excess of such extent. A condemnation shall be “material” for purposes of this provision, if it permits any Major Tenant to terminate its Lease or permanently abate rent, any portion of the building improvements are taken; or if access to the Property is permanently denied. The terms of this provision shall survive Closing to the extent applicable to payment of any proceeds or awards after Closing.
ARTICLE VI

BROKERS AND EXPENSES
Section 6.1    Brokers.
The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for HFF (the “Broker”). At Closing, Seller shall pay the commission due to the Broker pursuant to separate written agreement between Seller and Broker. Seller shall indemnify and hold Buyer harmless from and against any claims by the Broker (unless under any separate agreement, if any, entered into by Buyer with Broker). If any other person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party who is alleged to have such contract, dealings or communications resulting in such commission obligation shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.
Section 6.2    Expenses.

Except as provided in Article IV above, and Sections 8.5(b) and 9.5 below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.
ARTICLE VII

LEASES AND OTHER AGREEMENTS
Section 7.1    Buyer’s Approval of New Leases and Agreements Affecting the Property.
Between the Effective Date and the Closing, Seller shall not enter into any new Lease, or modify or terminate any existing Lease (unless otherwise required to do so by the terms of any Lease), including entering into any renewal or extension of a Lease that is not otherwise exercisable by right by an applicable tenant under a Lease without Seller’s consent, or enter into or modify any other agreement that would be binding upon the Buyer or the Property upon Closing, without Buyer’s consent, which shall not be unreasonably withheld, conditioned or delayed. In such case of Buyer’s disapproval, Buyer shall specify in detail the reasons for its disapproval of any such proposed action. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action requiring its approval under this Section 7.1 within five (5) business days after Seller notifies Buyer of Seller’s desire to take such action, then Buyer shall be deemed to have given its approval. Any new Lease or other agreement or amendment shall be on Seller’s standard forms for such documents unless otherwise approved by Buyer. Buyer agrees to cooperate with Seller in enabling Seller to complete any such proposed transaction requiring Buyer’s approval. Any request for approval by Seller shall include all material details of the proposed transaction including any financial obligations (e.g. tenant improvement allowances, brokerage commissions, etc.) which would be the obligation of Buyer upon Closing if such proposed Lease or agreement, or modification thereof, is approved by Buyer. Seller agrees to communicate to Buyer with respect to any proposed Lease or agreement, or modification thereof, and the details thereof, promptly after Seller becomes aware thereof, and Seller shall also provide updates as to the status of any proposed Lease or agreement or any modification thereof, to Buyer from time to time upon request and to advise Buyer of any written notices of default received by Seller from Tenants or issued by Seller to Tenants.
Section 7.2    Tenant Improvement Costs, Leasing Commissions and Concessions.
Seller shall provide Buyer a credit against the Purchase Price for all tenant improvement allowances and other concessions that are available to Tenants under the Leases in effect as of the Effective Date with respect to the current term of each of such Leases and that have not been fully disbursed as of the Closing Date (to the extent after Closing, it is determined that any such credits were not for the full amount due or were in excess of the full amount due to the applicable Tenants, then Seller and Buyer agree to reconcile and adjust such amount between them upon request by either party). Seller shall also pay or provide a credit for all unpaid leasing commissions due and payable as of Closing. With respect to any new Lease or Lease modification entered into by Seller between Effective Date and the Closing Date, which Lease or Lease modification is approved by Buyer under Section 7.1 above (but excluding any renewal or extension of any Lease through the exercise of an option that is currently available to a tenant under an existing Lease), all tenant improvement work, leasing commissions, legal fees and other related expenses, or grants of any free rent period or other concessions shall be prorated over the term of the lease, renewal or extension. Seller’s share of such costs shall be based on the portion of the lease term, renewal or extension, as the case may be, occurring prior to Closing, which amount shall be a credit against the Purchase Price, and Buyer shall be responsible for the remainder of such costs. Buyer shall reimburse Seller for all such costs incurred by Seller to the extent Buyer is obligated therefor pursuant to the provisions hereof. Pursuant to the Assignment of Leases Buyer shall assume any then outstanding obligations with respect to such tenant improvements, leasing commissions and concessions under existing Leases (subject to the credit to be provided by Seller as set forth above and Seller’s obligation to cash out and discharge all leasing commission obligations, if any, under the existing Leases that are due and payable at Closing) and under any new Lease or Lease modification for which Buyer is otherwise responsible under the foregoing provisions. The provisions of this Section shall survive the Closing.
Section 7.3    Tenant Notices.
At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer has received and shall be responsible for all the tenant’s security deposit and pre-paid rents credited to Buyer, the dollar amount of which shall be specifically set forth in such notice. The form of the notice shall be otherwise reasonably acceptable to the parties. Buyer shall, immediately after Closing, deliver such notice letters to each tenant. Buyer shall be liable for (and Buyer hereby expressly assumes all liability for) all such security deposits that are transferred from Seller to Buyer (or for which a credit is provided to Buyer) regardless of whether notice is given to the tenants of the Property in accordance with the provisions of this Section 7.3. The provisions of this Section 7.3 shall survive Closing.
Section 7.4    Maintenance of Improvements and Operation of Property; Removal of Tangible Personal Property.
Seller agrees to keep its customary property insurance covering the Property in effect until the Closing (provided, however, that the terms of any such coverage maintained in blanket form may be modified as Seller deems necessary). Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted), and shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date, provided that Seller shall in no event be obligated to make any capital expenditures or repairs of a capital nature. Seller shall not remove any Tangible Personal Property, except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.
After the Effective Date, Seller will not (i) mortgage, pledge or voluntarily subject any of the Property or any part thereof to an unbonded lien or other encumbrance, which is not in existence as of the Effective Date or will not be discharged on or prior to Closing, or (ii) permit any mechanic’s or materialmen’s lien for work performed at the instance of Seller to attach against any of the Property which is not discharged at Closing. Seller will pay or cause to be paid all debts, taxes, fees, assessments and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which a proration is agreed upon in accordance with the provisions of this Agreement, including, but not limited to all real estate, personal property and other taxes of every kind and all charges for consumption of utilities. Buyer shall pay or cause to be paid all debts, taxes, fees, assessments and other obligations first arising and accruing after Closing and related to the use and ownership of the Property by Buyer from and after the Closing Date.
Section 7.5    Service Contracts.
Within three (3) business days prior to the expiration of the Contingency Period, Buyer will advise Seller in writing which Service Contracts Buyer will assume and which Service Contracts Buyer requests be terminated at Closing, provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume, any Service Contracts which by their terms cannot be terminated on not more than thirty (30) days’ notice, without penalty or payment of a fee or other cost to Seller and references to “Service Contracts” in the Assignment of Service Contracts delivered at Closing shall only include those Service Contracts to be assumed by Buyer under the terms of this Agreement. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed and Seller shall be responsible for any costs of such termination. Buyer shall be responsible for any charges applicable to periods commencing with the Closing under all assumed Service Contracts. Notwithstanding the foregoing, Seller shall terminate, as of the Closing Date, all existing management and leasing agreements with respect to the Property and Buyer shall not assume same.
Section 7.6    Post Closing Cooperation.
Following Closing, Seller shall reasonably cooperate with Buyer in order to coordinate the transition of ownership and management of the Property. In addition, upon request from time to time at any time within one (1) year from the Closing Date, each of the parties agrees, whenever and as often as reasonably requested so to do by the other party or Title Company, to execute, acknowledge, and deliver, or cause to be executed, acknowledged, or delivered, any and all such further conveyances, assignments, confirmations, satisfactions, releases, instruments, or other documents as may be reasonably necessary in order to complete any and all conveyances, transfers, sales and assignments herein provided and to do any and all other acts and to execute, acknowledge and deliver any and all documents as so requested in order to carry out the intent and purpose of this Agreement. For the avoidance of doubt, such reasonable cooperation shall include (i) the transfer of all Seller websites and social media sites to Buyer, (ii) any use of such websites to redirect web traffic to Buyer’s own websites, and (iii) the effective transfer into Buyer of all Intangible Personal Property of Seller relating to the potential development of all or any portion of the Real Property. The provisions of this Section 7.6 shall survive Closing.
Section 7.7    SEC S-X 3-14 Audit.
In order to enable Buyer to comply with the reporting requirements of the Securities and Exchange Commission (the “SEC”), Seller agrees to provide Buyer and its representatives information sufficient for Buyer to comply with Rule 3-14 of Regulation S-X (“Rule 3-14”) under the Securities Act of 1933, as amended, including (a) each of the documents and information identified on Exhibit H attached hereto, but only to the extent such documents and information exist and are in the custody and control of Seller (Seller agrees, however, to promptly notify Buyer as to any such items which do not exist or are not in the custody or control of Seller), (b) Seller’s most current financial statements relating to the financial operation of the Property for the current fiscal year and the most recent pre-acquisition fiscal year, and (c) upon request, support for certain operating revenues and expenses specific to the Property (collectively, the “SEC Filing Information”). Seller understands that certain of the SEC Filing Information may be included in filings required to be made by Buyer with the SEC, and acknowledges that such disclosure shall not violate the confidentiality provisions of this Agreement. Seller agrees, at no cost to Seller, to reasonably cooperate in providing SEC Filing Information and to be available, upon reasonable advance notice, to answer questions with respect to SEC Filing Information as they arise, both before and after the expiration of the Inspection Period. This Section 7.7 shall survive Closing for a period of one (1) year. Buyer shall reimburse Seller for any actual, reasonable, third party, out-of-pocket costs and expenses that Seller incurs in connection with fulfilling Seller’s obligations under this Section 7.7 with respect to requests for such access made by Buyer after the Closing Date.
ARTICLE VIII

CLOSING AND ESCROW
Section 8.1    Escrow Instructions.
Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to the escrow conditions attached as Exhibit K (“Escrow Conditions”). Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
Section 8.2    Closing.
The closing of the transaction contemplated hereby (the “Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through an escrow closing at the offices of the Title Company or as otherwise mutually agreed before 2:00 p.m. Central time on the date that is fifteen (15) days following the expiration of the Contingency Period; provided, however, that Buyer shall have the right, after the expiration of the Contingency Period, to extend the date of Closing by ten (10) business days, by giving at least three (3) business days’ advance notice to Seller; and provided, further, that Buyer shall have the right to accelerate the date of Closing to an earlier business day by giving at least three (3) business days’ advance notice to Seller. The date of Closing required hereunder is hereinafter called the “Closing Date.” Notwithstanding the foregoing, unless the delivery of Buyer’s funds by Escrow Agent is received on the Closing Date with sufficient time for Escrow Agent to complete the subsequent wire transfer of funds by Escrow Agent such that proceeds are received by Seller (or Seller’s lender) on the same day, then Escrow Agent shall hold such funds and the Closing shall be delayed until the next business day. Except as expressly provided herein, the Closing Date and time may not be extended without the prior written approval of both Seller and Buyer.
Section 8.3    Deposit of Documents.
(a)    At or prior to the Closing, Seller shall deposit into escrow with Escrow Agent the following items:
(1)    the duly executed and acknowledged Deed in the form attached hereto as Exhibit C conveying the Real Property to Buyer;
(2)    four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit D (the “Bill of Sale”);
(3)    four (4) duly executed counterparts of each of (i) an Assignment and Assumption of Leases in the form attached hereto as Exhibit E (the “Assignment of Leases”); and (ii) an Assignment and Assumption of Service Contracts in the form attached hereto as Exhibit E-1 (the “Assignment of Service Contracts”), pursuant to the terms of which Buyer shall assume all of Seller’s obligations under the Leases and assumed Service Contracts under this Agreement, respectively, from and after the Effective Date;
(4)    an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and will provide Escrow Agent such information as required to permit Escrow Agent to report this transaction on a 1099-S Form;
(5)    four (4) duly executed counterparts of a Municipal Utility District Notice;
(6)    four (4) duly executed counterparts of a Deed Restrictions Notice (in a form as required to comply with City of Houston Ordinance 89-1312, a certified copy of which is recorded under Harris County Clerk's File No. M337573, and pertaining only to existing deed restrictions included in the Permitted Exceptions)(“Deed Restrictions Notice”) ;
(7)    an owner’s affidavit in the form attached as Exhibit E-3 (“Owner’s Affidavit”);
(8)    A certificate, executed by Seller as of the Closing Date, certifying that all representations and warranties made by Seller in Section 3.1 of this Agreement are true and correct in all material respects as if such statements were made as of the Closing Date (provided, however, that the references to the Rent Roll, Receivables Report and schedule of Service Contracts referenced in Section 3.1 shall be to the updated Rent Roll, Receivables Report and schedule of Service Contracts to be attached to such certificate) or, if no longer true, a statement excepting to any Exception Matters to such representations and warranties as of the Closing Date;

(9)    Evidence of Seller’s authority, good standing and existence, as reasonably required the Title Company, including evidence of Seller's authority to execute and deliver the deed and other documents contemplated hereby; and
(10)    All other documents reasonably necessary to effectuate the transaction.
(b)    At or before Closing, Buyer shall deposit into escrow the following items:
(1)    immediately available funds in the amount of the Closing Payment and funds sufficient to pay Buyer’s closing costs and share of prorations hereunder;
(2)    four (4) duly executed counterparts of the Assignment of Service Contracts;
(3)    four (4) duly executed counterparts of the Assignment of Leases;
(4)    four (4) duly executed counterparts of the Municipal Utility District Notice;
(5)    four (4) duly executed counterparts of the Deed Restrictions Notice.
(6)    A certificate, executed by Buyer as of the Closing Date, certifying that all representations and warranties made by Buyer in Section 3.5 of this Agreement are true and correct in all material respects as if such statements were made as of the Closing Date or, if no longer true, a statement excepting to any Exceptions Matter to such representations and warranties as of the Closing Date;
(7)    Evidence of Buyer’s authority, good standing and existence, as reasonably required the Title Company, including evidence of Buyer’s authority to execute and deliver the documents contemplated hereby;
(8)    All other documents reasonably required in order to effectuate the transaction.
(c)    Seller and Buyer shall each execute and deposit a closing statement, such transfer tax declarations and such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.
(d)    Within five (5) business days after the Closing Date, Seller shall deliver or make available at the Property to Buyer: originals of the Leases to the extent in Seller’s possession or copies of any Leases not in Seller’s possession, copies of the tenant correspondence files, to the extent such exists in Seller's possession or control, any architectural drawings and renderings, building plans and specifications, and any and all municipal, county, state or local permits or licenses in Seller’s possession or control in connection with the Property, and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Sections 2.1(b) or (d) above, to the extent in Seller’s possession, except for Seller’s general ledger and other internal books or records which shall be retained by Seller (but Seller will provide copies as reasonably requested by Buyer) and excluding any Protected Information. Seller shall deliver possession of the Property to Buyer as required hereunder and shall deliver to Buyer or make available at the Property a set of keys and all combination or access codes to the Property on the Closing Date. The provisions of this Section 8.3(d) shall survive Closing.
(e)    Seller and Buyer shall execute and deliver to each other one or more agreements in recordable form pursuant to which Seller assigns to Buyer, and Buyer assumes, all rights and obligations of Seller accruing and arising from and after the Closing Date, under the following documents: (1) Declaration of Covenants, Conditions and Restrictions (Boulevard Place), recorded under Clerk’s File No. 20080248193 in the Real Property Records of Harris County, Texas; (2) Declaration of Covenants, Conditions and Restrictions recorded under Clerk’s File No. 20120239028 in the Real Property Records of Harris County, Texas as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions, dated December 26, 2013, between Boulevard Place, L.P., BLPL Holdings, LLC and PO Boulevard Apartment Developers I LP recorded under Clerk’s File No. 20140113608 in the Real Property Records of Harris County, Texas; (3) Declaration of Covenants, Conditions and Restrictions (Boulevard Place), recorded under Clerk’s File No. 20120470858 in the Real Property Records of Harris County, Texas; and (4) Supplemental Parking Agreement recorded under Clerk’s File No. 20150326040 (5) Declaration of Covenants, Conditions and Restrictions recorded under Clerk’s File No. RP-2016-22035 in the Real Property Records of Harris County, Texas; and (6) Temporary Crane Swing Easement Agreement executed by Boulevard Place, L.P. And BLPL Holdings LLC, recorded May 31, 2012, Harris County Clerk's File No. 20120239031 (collectively, “Property Declarations”) of record in the Real Property Records of Harris County, Texas, and as such obligations pertain to the Property or to the owner of the Property only, as well as any notices of assignment required under any such agreements. Seller shall indemnify, defend and hold Buyer harmless from and against any defaults by Seller under the Property Declarations first arising and accruing prior to the Closing. Buyer shall indemnify, defend and hold Seller harmless from and against any defaults by Buyer under the Property Declarations first arising and accruing after Closing. The provisions of this Section 8.3(e) shall survive Closing.
(f)    If and to the extent to which any Property intended to be conveyed hereby includes Property owned by an affiliate of Seller, the Closing documents conveying such items shall be modified accordingly.
Section 8.4    Estoppel Certificates.
(a)    If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use commercially reasonable efforts to obtain estoppel certificates from each tenant of the Property substantially in the form attached hereto as Exhibit F or, if a tenant’s lease requires a different form, in the form required by the tenant’s lease, or as otherwise provided in this paragraph below (but in any event such estoppel form shall be issued to Buyer, its successors and/or assigns, and lenders). It shall be a condition to Buyer’s obligation to close the sale and purchase of the Property that on or before the Closing, Buyer is able to obtain an estoppel certificate substantially in such form from all of the Major Tenants (as defined below) (the “Estoppel Threshold”). All estoppel certificates shall be dated no more than forty-five (45) days prior to the Closing Date. An estoppel certificate, even though not in the required estoppel form, will be deemed reasonably acceptable to Buyer if it (i) contains the following information: confirming rent, security deposit, and termination date; that no rent has been paid more than one month in advance; that the Lease is in full force and effect and that a true and correct copy of the Lease with all amendments and modifications is attached; and that all work to be performed by landlord has been performed and that the tenant has no knowledge of any landlord default, (ii) is on the form required by the Lease, or (iii) is on the standard form of a tenant which customarily issues its own form if an alternative form is not otherwise required by the Lease.
(b)    As used herein, the term “Major Tenants” shall mean Whole Foods, Frost Bank, Verizon Wireless, Newmark Real Estate of Houston, LLC (NGKF), Regus/Business Suites, Ceviche Trainera, FRC True Food Houston and FRC North Houston.
(c)    Prior to the expiration of the Contingency Period, Seller will complete the estoppel form attached as Exhibit F for each of the tenants under the Leases (or such other form required under any Leases) and provide a draft thereof to Buyer (electronically in Word format) for its review and comment prior to sending same to the tenants under the Leases. Buyer shall review such draft estoppels and provide any comments thereto, within five (5) business days following receipt thereof. If Buyer fails to provide Seller with written notice of any comments to any estoppel, then the draft provided by Seller shall be deemed approved by Buyer. Promptly upon Buyer confirming approval (or being deemed to have approved) of such forms, Seller will send out the completed estoppel forms to each of the tenants in the approved form together with a written request that each such applicable tenant execute and deliver such estoppel certificate issued to Seller and to Buyer, its successors and/or assigns, or lenders, in such form or such alternative form as may otherwise be required under the applicable Lease. Promptly, but in any event within two (2) business days of receipt thereof, Seller will deliver to Buyer copies of each signed estoppel letter received by Seller (whether or not required to satisfy the Estoppel Threshold) from a tenant under the Leases.
(d)    If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under Section 8.4(a), or if the certificates received or substituted Seller estoppels contain affirmative statements that contradict or vary in any materially adverse manner from the information completed by Seller in the form estoppel attached as Exhibit F for such applicable tenant or otherwise vary in any material adverse manner from and are contrary to the information contained in the Leases (as delivered to Buyer by Seller) or the representations and warranties set forth in this Agreement, or if any of the estoppel letters obtained by Seller indicate any defaults by landlord that are not cured or curable to Buyer’s reasonable satisfaction prior to Closing and Buyer objects thereto by written notice to Seller within five (5) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and Seller may elect to extend the Closing Date by up to thirty (30) days in order to satisfy the requirement or cure such item. If Seller still cannot satisfy the requirement at the end of such extended period, then Seller will not be in default by reason thereof, but Buyer may, by written notice given to Seller before the Closing, elect as its sole remedy to terminate this Agreement and receive a refund of the Deposit or waive said condition and proceed to Closing. If no such notice is timely delivered by Buyer, Buyer shall be deemed to have waived such condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except for those obligations that expressly survive termination of this Agreement. Notwithstanding anything herein to the contrary, Seller shall have no liability under any such Seller estoppels for any matters first arising and accruing from and after the date of such Seller estoppel. With respect to Whole Foods, the existence of a dispute regarding 2016 CAM, taxes and insurance shall not constitute a default provided Seller agrees to indemnify Buyer from any liability related to such dispute with Whole Foods related to 2016 reconciliations.
(e)    Seller agrees upon request by Buyer to send estoppel certificates, in such forms as Buyer may reasonably request, to, and to request execution thereof by, other parties (including but not limited to other parties to or beneficiaries of the Property Declarations) under contracts in force related to the development, use, leasing, management, maintenance or operation of the Property and which will survive Closing. In no event shall receipt of such estoppels be a condition to Closing and, in the event such estoppels are not delivered, Seller shall not be in default hereunder, there shall be no extension of the Closing Date and Buyer shall have no right to terminate this Agreement. Seller advises Purchaser that the Property Declarations do not include provisions requiring the delivery of estoppels related thereto.
Section 8.5    Prorations.
(a)    Rents, including, without limitation, percentage rents, and all other income from the operation of the Property, if any, and any additional charges and expenses payable by tenants under Leases, and assessments and charges payable to and collectable by the owner of the Property under the Property Declarations, all as and when actually collected; real property taxes (based on Title Company estimates, in the event that real property taxes for the year of Closing are not fully ascertained as of the Closing Date) and assessments (on a cash basis); water, sewer and utility charges; and amounts payable under any Service Contracts to be assumed by Buyer at Closing; and any other ordinary and recurring expenses of the operation and maintenance of the Property and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 12:01 a.m. on the date of Closing (i.e., Buyer is entitled to the income and responsible for the expenses of the entire day of Closing and all subsequent periods, and Seller is entitled to the income and responsible for expenses attributable to all periods prior to the day of Closing), on the basis of a 365-day year. Buyer shall reimburse Seller for the tenant improvement costs, leasing commissions, legal fees and other expenses, and free rent and other concessions for which Buyer is responsible, as provided in Section 7.2.
All rents and income collected after the Closing shall be applied and paid as provided in this Section 8.5(a). Buyer shall have no obligation to Seller to collect any such unpaid rents or other charges (but agrees to invoice same to the applicable tenant as otherwise provided below), and all rents and other charges collected shall be first applied to current rents and charges due, next to rents and charges past due (in reverse order to which they become past due) for the period after the Closing Date through the then current rent period, and lastly to rents and charges past due for the period prior to the Closing Date. If a tenant shall specifically designate a payment as being attributable to, or if it is readily ascertainable that a payment received from a tenant is attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant’s premises, such payment shall be so applied provided no other amounts payable for the period from and after Closing are past-due. If there is no such designation or if not so readily ascertainable, any payment received from a tenant after Closing shall be deemed a payment of rent due after the Closing until the tenant is current on rents and sums due under the applicable Lease on or after the Closing, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing. For a period of up to ninety (90) days after Closing, Buyer agrees to remit invoices prepared by Seller (in the name of Buyer) in order to bill items payable by tenant’s under Leases, but Buyer shall not be required to take any other action to collect such amounts due unless it chooses to take such action and Buyer may deduct the reasonable apportioned third-party costs of collection from any such amounts collected before remitting the balance due Seller. Seller retains the right to collect any such rents and other sums from tenants after Closing; provided, however, that Seller shall have no right to cause any such tenant to be evicted, to execute against the assets of such tenant required for operation in the Property, or to exercise any other landlord remedy against such tenant other than to sue for collection. To the extent Seller collects rents and charges for Leases after the Closing Date, Seller agrees to hold all collections in trust, and to promptly turn over such collections to Buyer, and Buyer shall apply such funds between Buyer and Seller in the manner provided herein.
Reconciliations of taxes, insurance charges and other expenses owed by tenants under Leases for the calendar year (or fiscal year if different from the calendar year) in which the Closing occurs shall be prepared by Buyer with the cooperation of Seller within 180 days following the end of such year in accordance with the requirements set forth in the Leases and as provided in this Section 8.5(a). For those Leases in which tenants pay a proportionate share of taxes, insurance charges or other expenses over a base year amount or expense stop or up to an expense cap, the proration between the parties of the income received from tenants over such base year amount or expense stop or up to an expense cap shall be calculated by multiplying the total reimbursement payable by the applicable tenant (after taking into account the applicable base year, expense stop or expense cap) for such applicable billing period by a fraction the numerator of which is the total expenses incurred by the applicable party (i.e. Seller or Buyer, as applicable) with respect to its applicable period of ownership with respect to such applicable billing items (to which such base year, expense stop or expense cap apply, but without regard to the amount of any base year, expense stop or expense cap amounts), and the denominator of which is the total amount of such expenses for the Property incurred by both Seller and Buyer combined for the entire calendar (or, if applicable, fiscal) year within such billing period and billing items and otherwise in accordance with this Section 8.5(a) (and after taking into account any estimated payments of rent actually collected by Seller and Buyer respectively for their respective period of ownership). By way of illustration but without limiting the foregoing, if: (i) the Closing occurs on June 1, 2016, (ii) during Seller’s period of ownership of the Property during the year 2016 (151 days), Seller incurred expenses of $450,000, (iii) during Buyer’s period of ownership of the Property during the year 2016 (214 days), Buyer incurred expenses of $500,000, (iv) total expenses for such year recovered from tenants under Leases is

$400,000 (e.g., $950,000 total expenses minus a total base year amount of $550,000), then Seller would be entitled to $165,479.45 of such income ($400,000/365 days = $1,095.89 per diem multiplied by 151 days) and Buyer would be entitled to $234,520.55 of such income ($1,095.89 per diem multiplied by 214 days), regardless of the actual amount of expenses actually incurred by each party (which would have instead resulted in Seller receiving $189,473.68 of such income and Buyer receiving $210,526.32 of such income). For Leases which do not have a base year amount or expense stop or expense cap on expense reimbursements, the proration between the parties of income received from tenants from reconciliations of expenses under the Leases shall be calculated by multiplying the total reimbursable expenses for each tenant by a fraction the numerator of which is the total expenses incurred by the applicable party (i.e. Seller or Buyer, as applicable) with respect to its applicable period of ownership with respect to such applicable billing items, and the denominator of which is the total amount of such expenses for the Property incurred by both Seller and Buyer combined for the entire calendar (or, if applicable, fiscal) year within such billing period and billing items and otherwise in accordance with this Section 8.5(a) (and after taking into account any estimated payments of rent actually collected by Seller and Buyer respectively for their respective period of ownership). If any Lease is in effect for less than an entire year, then such proration and calculation of expense shall only be with respect to the applicable billing period under the applicable Lease.
Notwithstanding the above, (i) any amounts of rent or additional rent due to or from tenants with respect to Leases terminated before the Date of Closing shall be the sole obligation/benefit of Seller, and (ii) any amounts of rent or additional rent due to or from tenants with respect to Leases for which rent first commences on or after the date of Closing shall be the sole obligation/benefit of Buyer and shall not be subject to proration or adjustment under the above provisions.
All adjustments set forth above shall be calculated on a tenant by tenant basis. In calculating prorations, no expenses shall be included within the numerator or denominator unless such expenses are reimbursable under the applicable Lease without giving effect to any lease provisions creating a base year, expense stop or expense cap with respect to the total amount of such expenses that are reimbursable to landlord.
Notwithstanding anything herein to the contrary, except as provided in the second sentence of this paragraph, Seller shall be solely responsible, at Seller's sole cost and expense, for all tenant reimbursements, payments, credits and reconciliations due tenants for the period prior to Closing based on funds collected by Seller prior to Closing (and for all reconciliation periods prior to the current reconciliation period in which the Closing Date occurs, as applicable), whether such amounts are determined to be due as a result of an audit exercisable by a tenant under a Lease that is exercised after Closing or otherwise, and Seller shall indemnify and defend and hold Buyer harmless from and against all costs, expenses, liabilities and credits that may be due or become due to tenants attributable to any such prior periods (and for all reconciliation periods which ended prior to the Closing Date). In the event any tenants are due reimbursements, payments, credits or reconciliations attributable to such prior periods prior to Closing and such credits are known to and not disputed at Closing by Seller, Buyer shall receive a credit at Closing against the Purchase Price in the amount of such outstanding reimbursements, payments, credits or reconciliations due tenants and Buyer shall be responsible for paying same due tenants to the extent, but only to the extent, of the credit given Buyer by Seller hereunder at Closing. This provision shall survive Closing without limitation as to time.
The amount of any cash security deposits and pre-paid rents attributable to periods following the Closing, if any, held by Seller under Leases shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits and such pre-paid rent). Seller will use commercially reasonable efforts (including payment of any reasonable issuer fees not otherwise payable by the applicable tenant) to cause any letters of credit held as security deposits to be transferred to, or reissued in, the name of Buyer at Closing. With respect to any such letters of credit held as security deposits that are not so transferred or reissued into the name of Buyer as of Closing, Seller shall continue to hold such letters of credit on behalf of Buyer and shall act as lawfully directed by Buyer following Closing with respect to any such letters of credit; provided, however, that Buyer shall defend, indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by Seller arising out of any action taken by Seller with respect to any such letter of credit in accordance with instructions as Buyer may direct.
Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property to the extent such accounts are transferred to Buyer and Buyer receives the benefit of same. Buyer and Seller shall cooperate to cause all utilities to be transferred into Buyer’s name and account, or, at the option of either party, to cause Seller’s existing accounts to be closed and to cause a new account to be opened in Buyer’s name, at the time of or immediately upon Closing in which event Seller shall be entitled to any refunds of any such utility or other deposits. Notwithstanding any provision above to the contrary, utility charges (including, but not limited to, water rates and sewer charges or rentals), if metered shall not be apportioned at Closing, but Seller shall cause all utility meters to be read not more than two (2) days before Closing Date, and Seller agrees to pay promptly after receipt all utility bills and charges accruing up to and including the day preceding the Closing Date and Buyer agrees to pay all charges from and after Closing.
Seller and Buyer hereby agree that if any of the aforesaid prorations and credits are based on estimates, or cannot be calculated accurately on the Closing Date, or in the case of rents or other charges received from tenants or other assessments due to or payable by the owner of the Property under the Property Declarations, such amount have not been collected, then the same shall be calculated as soon as reasonably practicable after the Closing Date, or the date actual amounts or known, or the date such amounts have been collected, as applicable, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall pay said sum to the other party within thirty (30) days thereafter. Any amounts not paid within such thirty (30) days after written demand by the other party (or any other amount due by one party to the other for the period after Closing under this Agreement not paid within thirty (30) days after demand by the party to who payment is owed) shall bear interest from the date actually received by the payor until paid at the greater of (i) the rate of ten percent (10%) per annum or (ii) the prime rate (or base rate) reported from time to time in the “Money Rates” column or section of The Wall Street Journal as being the base rate on corporate loans at larger United States money center commercial banks plus two (2) percent. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from tenants or third parties under the Property Declarations (but subject to proration hereunder) prior to or from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.
(b)    All title charges (including survey coverage and other endorsements and reinsurance charges to the Title Policy and the lender’s title policy, but excluding the basic premium for the Title Policy), survey costs and recording fees shall be paid by Buyer at Closing. Seller shall be responsible for the basic premium for the Title Policy. Any escrow or closing fees shall be split equally between Seller and Buyer. The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.
(c)    Any percentage rent received in the year in which Closing occurs shall be prorated based upon the number of days of Seller’s and Buyer’s respective ownership of the Property, regardless of whether such sales occur during the portion of the lease year allocable to Seller’s and Buyer’s respective ownership of the Property.
(d)    The provisions of this Section 8.5 shall survive the Closing.
ARTICLE IX

MISCELLANEOUS
Section 9.1    Notices.
Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by e-mail with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To Buyer:
Whitestone REIT Operating Partnership
2600 S. Gessner Road, Suite 500
Houston, TX 77063-3223
Attn: Attn: Bradford D. Johnson, Vice President Acquisitions & Asset Management
Email: bjohnson@whitestonereit.com

with copies to:

Whitestone REIT Operating Partnership
2600 S. Gessner Road, Suite 500
Houston, TX 77063-3223
Attn: Attn: Doug Pyne, Corporate Counsel
Email: dpyne@whitestonereit.com

Locke Lord LLP
600 Travis Suite 2800
Houston, Texas 77002
Attn: Scott Hunsaker
Email: shunsaker@lockelord.com

To Seller:	Phase II Boulevard Place, LP c/o Bailard 950 Tower Lane, Suite 1900 Foster City, CA 94404-2131 Attn: Preston Sargent, Executive Vice President Email: psargent@bailard.com
With a copy to:	HFF 9 Greenway Plaza, Suite 700 Houston, TX 77046 Attn: Rusty Tamlyn, Senior Managing Director Email: rtamlyn@hfflp.com
And to:	Seyfarth Shaw, LLP 700 Milam, Suite 1400 Houston, TX 77002 Attn: Peter M. Oxman Email: poxman@seyfarth.com or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt or the date of written evidence that acceptance of delivery has been refused; provided, for purposes of a party timely giving notice under this Agreement (particularly as to notice of continuation of this Agreement beyond the end of the Contingency Period, notice given by email shall be deemed effective as of the date sent (even without confirmation of receipt) if a copy of such notice is also deposited with an overnight courier for next day delivery in the manner described in clause (d) above on the same day as the email is sent, but any time period for the party receiving any such notice deemed effective under this provision shall not commence to run until actual receipt of such notice or the date of written evidence that acceptance of delivery has been refused.
Section 9.2    Entire Agreement.
This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.
Section 9.3    Intentionally Omitted.
Section 9.4    Time; Business Days.
Time is of the essence in the performance of each of the parties’ respective obligations contained herein. If the final date of any period which is set out in this Agreement falls upon a Saturday, Sunday or legal holiday on which national banks in Houston, Texas are closed for business, then, and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. For clarification, the term “legal holiday” shall include any date that national banks in Houston, Texas are closed due to an emergency.
Section 9.5    Attorneys’ Fees.
If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing financial obligations under this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.
Section 9.6    Assignment.
Buyer’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller in Seller’s sole discretion. Notwithstanding the foregoing, after deposit of the Deposit, Buyer shall have the right, without the necessity of obtaining Seller’s consent but with prior written notice to Seller, to assign its right, title and interest in and to this Agreement to an affiliate of Buyer, provided that such assignee assumes the obligations of Buyer hereunder and provided, further, that Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. However, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representations and warranties contained in Sections 3.5(e) and (g) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument reasonably acceptable to Seller and delivered to Seller prior to the effective date of the assignment said representation and warranty as applied to the assignee and that all other terms and conditions of this Agreement shall apply to such assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
Section 9.7    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures hereto transmitted by electronic means such as e-mail shall be binding on the parties hereto.
Section 9.8    Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.
Section 9.9    Confidentiality and Return of Documents.
Buyer and Seller shall each hold, and shall cause it’s respective members, partners, shareholders, directors, officers, employees, agents, contractors, representatives, attorneys, consultants, accountants, affiliates, prospective and current lenders, investors and partners (such persons or entities related to Buyer are herein called the “Buyer Group;” and such persons or entities related to Seller are herein called the “Seller Group”) to hold, in strict confidence, and not disclose to any other person without the prior written consent of the other party hereto, (a) confidential information (marked as such) regarding the other party, (b) the terms of this Agreement, and (c) any of the information with respect to the Property (items (a)-(c) above are collectively referred to as the “Confidential Information”); provided, however, the term “Confidential Information” shall not mean any information that (i) Buyer or Seller (the party making or seeking to make such disclosure is herein called the “Disclosing Party” and the other party is herein called the “Non-Disclosing Party”) can prove was already in the Disclosing Party’s possession prior to such disclosure and not already subject to a confidentiality agreement restricting such disclosure, or (ii) becomes generally available to the public other than as a result of a disclosure by the Disclosing Party in violation of this Agreement or any other confidentiality agreement to which such parties are bound; or (iii) becomes available to a party from a source other than the Disclosing Party; provided that such source is not known by the party making such disclosure to be bound by a confidentiality agreement with or other obligation of secrecy to the Non-Disclosing Party by a third party (any information that is not otherwise Confidential Information shall not be subject to the confidentiality provisions of this Section 9.9. Notwithstanding anything to the contrary hereinabove set forth, a Disclosing Party may disclose such information (i) on a need-to-know basis to the Buyer Group or Seller Group, as applicable, but subject to such individuals or entities being bound by the confidentiality provisions of this paragraph, (ii) as any Governmental Authority may require in order to comply with applicable laws, provided that the Disclosing Party shall give the Non-Disclosing Party at least two (2) Business Days’ prior written notice before the Disclosing Party discloses such information to such Governmental Authority, and (iii) to the extent that such information is a matter of public record other than as a result of a disclosure by the Disclosing Party.

In addition, the confidentiality restrictions contained in this paragraph shall not apply to any disclosures required by law or regulatory requirement, by court order or subpoena, or in the event of litigation between the parties arising out of this Agreement. In no event shall Seller be required to disclose or provide to Buyer any Protected Information. Notwithstanding the foregoing, upon Closing, all confidential information about the Property (other than Protected Information) shall be the property of Buyer and Buyer shall no longer by bound by this provision after Closing with respect to disclosure of confidential information pertaining to the Property. Except as may be required by law, Buyer will not divulge any Confidential Information of Seller to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Buyer shall have the right to disclose information with respect to the Property to the members of the Buyer Group, permitted assignees under this Agreement and other consultants to the extent necessary or desirable for Buyer to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree (in writing for any third party engineers, environmental auditors or other consultants) to keep such information confidential. Buyer and Seller each shall have the right to disclose this Agreement or transaction as reasonably required to carry out the terms of this Agreement, including disclosing its identity as a prospective purchaser in conducting tenant interviews or as otherwise required by law.
If Buyer acquires the Property from Seller, Seller and Buyer each shall have the right, subsequent to the Closing of such acquisition, to publicize the transaction, including the Purchase Price (but not the identity of the other party to, or any other specific economics of, the transaction) in whatever manner it deems appropriate; provided that any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be approved in advance by both parties (which approval shall not be unreasonably withheld). The provisions of this paragraph shall survive the Closing or any termination of this Agreement. In the event the transaction contemplated by this Agreement does not close as provided herein, upon the request of Seller, Buyer shall promptly return to Seller all Due Diligence Materials and other documents and copies obtained by Buyer in connection with the purchase of the Property hereunder.
Section 9.10    Interpretation of Agreement.
The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity. This Agreement has been jointly prepared by Seller and Buyer and it should not be interpreted in favor of or against either Buyer or Seller.
Section 9.11    Limited Liability.
The obligations of Seller under this Agreement and under all of the Other Documents are intended to be binding only on Seller and the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (other than

Seller and the Bailard Fund under the Joinder attached to this Agreement or either of their respective successors and/or assigns). Without limiting the generality of the foregoing, Buyer agrees that it does not have, will not have and unconditionally releases and discharges any claims or causes of action against any of the Seller Related Parties (other than Seller and the Bailard Fund under the Joinder attached to this Agreement or either of their respective successors and/or assigns) or any of their respective disclosed or undisclosed officers, directors, employees, trustees, shareholders, partners, principals, parents, subsidiaries or other affiliates, arising out of or in connection with this Agreement or the transactions contemplated hereby, INCLUDING ALL SUCH CLAIMS OR CAUSES OF ACTION BASED ON THE ACTUAL OR ALLEGED NEGLIGENCE AND/OR STRICT LIABILITY OF ANY SELLER RELATED PARTIES (other than Seller or its successors and/or assigns under this Agreement). Buyer agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, except as provided in the Joinder. The provisions of this Section shall survive the termination of this Agreement and the Closing.
Section 9.12    Amendments.
This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.
Section 9.13    No Recording.
Neither this Agreement or any memorandum or short form thereof may be recorded. If this Agreement or any memorandum or affidavit of this Agreement is filed for record by Buyer, notwithstanding any provision hereof, Seller shall have the sole and exclusive right to terminate this Agreement by written notice filed of record, whereupon the Deposit shall be paid to Seller as liquidated damages, and in addition, Buyer agrees to immediately execute a release of this Agreement in recordable form, and all parties hereto shall thereupon automatically be fully and finally released from all provisions of this Agreement, other than the provisions which survive termination of this Agreement.
Section 9.14    Drafts Not an Offer to Enter into a Legally Binding Contract.
The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement (or a copy by email pdf or facsimile transmission).
Section 9.15    Intentionally Omitted.

Section 9.16    No Partnership.
The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.
Section 9.17    No Third Party Beneficiary.
The provisions of this Agreement are not intended to benefit any third parties.
Section 9.18    Waiver of Jury Trial.
EACH OF SELLER AND BUYER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
Section 9.19    Limitation on Liability.
(a)    Notwithstanding anything to the contrary contained herein, after the Closing: (i) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases and any Seller estoppel certificate (collectively, the “Other Documents”, shall under no circumstances whatsoever exceed Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (as applicable, “CAP Amount”);”); and (ii) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Seventy-Five Thousand Dollars ($75,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.
(b)    Notwithstanding any provision above to the contrary, however, neither the CAP Amount nor the Floor Amount shall be applied to limit Seller’s liability to Buyer under the following provisions (and any sums payable under such provisions shall not be included in calculation of the CAP Amount or Floor Amount): (i) to make post-Closing prorations and adjustments and to pay Buyer any amounts due on account thereof under the express provisions of this Agreement; (ii) to remit rents and other charges under Leases or Property Declarations collected by Seller that are due to Buyer under this Agreement; (iii) to pay or perform any obligation of Seller under the provisions of Sections 5.1 (as to payment of proceeds and awards), 5.2 (as to payment of proceeds and awards), 6.1, 7.2, 8.3(a)(10), (e), 8.5, and 9.5; (iv) any actual fraud and (v) the special warranty of title set forth in the Deed. The provisions of this Section 9.19 will survive the Closing and the delivery of the Deed.
(c)    Pursuant to that certain Joinder (the “Joinder”) attached hereto, Bailard, Biehl & Kaiser Properties II, Inc., a Maryland corporation (the “Bailard Fund”), agrees to guaranty for the benefit of Buyer (but not any successor or assign of Buyer, other than entities owned or controlled by Buyer, or owning or controlling Buyer, or under common ownership or control with Buyer, and Buyer’s and such entities’ current and future lender(s), and such lenders’ respective successors and assigns, including but not limited to any person or entity who may acquire the Property or any portion thereof by foreclosure or deed in lieu) the obligations of Seller to Buyer following Closing for any breach of representation, warranty and/or covenant by Seller under this Agreement that survives Closing; provided, however, that (i) the Bailard Fund shall have no liability whatsoever under such Joinder if the Closing does not occur; (ii) notwithstanding the provisions of Section 9.19(b), the liability of the Bailard Fund under the Joinder shall in all instances be subject to the CAP Amount and the Floor Amount; and (iii) the Bailard Fund’s obligations under the Joinder shall only apply to claims first discovered by Buyer after Closing and as to which written notice is given by Buyer to Seller prior to the earlier to occur of (A) ninety (90) days following the Discovery Date or (B) the expiration of the Limitation Period. The obligations of the Bailard Fund under the Joinder shall terminate on the first anniversary of the Closing Date except with respect to claims timely made by Buyer in accordance with clause (iii) above.
Section 9.20    Survival.
Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.
Section 9.21    Survival of Article IX.
The provisions of Sections 9.1, 9.2, 9.4, 9.5, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.15, 9.16, 9.17, 9.18, 9.19, 9.20, and 9.23 of this Article IX shall survive the Closing.
Section 9.22    Utility Service Notice.
In accordance with Section 13.257 of the Texas Water Code, Seller hereby notifies Buyer as follows:
“The real property described below, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area. If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or service to your property.

“The undersigned purchaser acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in the notice or at closing of purchase of the real property.
Section 9.23    Severability.
If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
[signature pages follow next]

The parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

SELLER:
PHASE II BOULEVARD PLACE, LP, a Texas limited partnership
By: Phase II Boulevard Place GP, LLC, a Texas limited liability company, its general partner
   By: Boulevard Place, L.P., a Texas
   limited partnership, its manager
By: Wulfe Boulevard Venture, LLC, a Texas limited liability company, its general partner
By:/s/ Edmond D. Wulfe
Name: Edmond D. Wulfe
Title: President

[Signature Page of Seller]

BUYER:
WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Whitestone REIT, a Maryland real estate investment trust, its general partner

By: /s/ James C. Mastandrea
Name:  James C. Mastandrea
Title: Chairman and Chief Executive Officer

[Signature Page of Buyer]

LIST OF JOINDERS, EXHIBITS AND SCHEDULES
Joinder
Joinder of Bailard
Exhibits

Exhibit A	Real Property Description

Exhibit A-1	Depiction of Phase IIB Land

Exhibit B	Lease Schedule

Exhibit B-1	Rent Roll

Exhibit B-2	Receivables Report

Exhibit B-3	List of Service Contracts

Exhibit C	Deed

Exhibit D	Bill of Sale

Exhibit E	Assignment of Leases

Exhibit E-1	Assignment of Service Contracts

Exhibit E-2	Form of FIRPTA Certificate

Exhibit E-3	Form of Owner’s Affidavit

Exhibit F	Estoppel Certificate

Exhibit G	Escrow Conditions

Exhibit H	SEC Rule 3-14 Information
Schedule

Schedule 3.1	Disclosure Items

1
List of Joinders, Exhibits and Schedules

JOINDER OF BAILARD
to
Agreement of Purchase and Sale (the “Agreement”)
between
PHASE II BOULEVARD PLACE, L.P.,
a Texas limited partnership (“Seller”),
and
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership (“Buyer”)

1.    Capitalized terms used but not defined in this Joinder (this “Joinder”) shall have the meanings given such terms in the Agreement.

2.    The Bailard Fund hereby joins in the execution of the Agreement solely for the purpose of agreeing, if Closing occurs and subject to the provisions of Section 9.19(c) of the Agreement, to guaranty for the benefit of Buyer, the payment of amounts due by Seller to Buyer following Closing for any breach of representation, warranty and/or covenant by Seller under the Agreement that survives Closing (the “Guaranteed Obligations”) provided, however, that (i) the Bailard Fund shall have no liability whatsoever hereunder if the Closing does not occur; (ii) notwithstanding the provisions of Section 9.19(b) of the Agreement, the liability of the Bailard Fund to pay Guaranteed Obligations shall in all instances be subject to the CAP Amount and the Floor Amount; and (iii) the Bailard Fund’s obligations under the Joinder shall only apply to claims first discovered by Buyer after Closing and as to which written notice is given by Buyer to Seller prior to the earlier to occur of (A) ninety (90) days following the Discovery Date or (B) the expiration of the Limitation Period. The obligations of the Bailard Fund under the Joinder shall terminate on the first anniversary of the Closing Date except with respect to claims timely made by Buyer in accordance with clause (iii) above.

3.    The obligations of the Bailard Fund under this Joinder are limited to the Guaranteed Obligations, as the same are limited by the provisions of Section 9.19(c) of the Agreement and no additional obligations of the Bailard Fund shall be implied hereunder. Notwithstanding any provision of this Joinder to the contrary other than in Section 5 of this Joinder below, but without limiting the conditions set forth in Section 2 of this Joinder above, the Bailard Fund shall have the same defenses, set-offs and claims, if any, with respect to the enforcement of any Guaranteed Obligations as would Seller with respect to such Guaranteed Obligations.

4.    Except as provided herein, this Joinder is unconditional and absolute, and if for any reason all or any portion of the Guaranteed Obligations shall not be paid or performed promptly when due, the Bailard Fund will immediately pay or perform the same to Buyer or other person or entity entitled thereto, regardless of whether Buyer or any other person or entity shall have taken any steps to enforce any rights against Seller to enforce or collect such Guaranteed Obligations, and regardless of any other condition or contingency other than the limitations set forth in Section 9.19(c) of the Agreement and this Joinder. This Joinder shall also cover interest on the Guaranteed Obligations in accordance with applicable law, and all

1
Joinder of Bailard

reasonable expenses (including without limitation reasonable attorneys' fees and expenses, and court costs) incurred by Buyer or such other person or entity enforcing this Joinder in enforcing payment or performance of the Guaranteed Obligations, this Joinder, or both.
5.    The obligations, covenants, agreements and duties of the Bailard Fund under this Joinder shall in no way be affected or impaired by reason of the voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, Seller or any of the assets of Seller.
6.    The Bailard Fund hereby waives marshaling of assets and liabilities, notice of acceptance of this Joinder and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, and notice of dishonor.
7.    This is a guaranty of payment and performance and not of collection, and the Bailard Fund waives any right to require that any action be brought against Seller, or that a judgment previously be rendered against Seller or that Seller be joined in such cause or that a separate action be brought against Seller; the obligations of the Bailard Fund hereunder are several from those of Seller and are primary obligations concerning which the Bailard Fund is a principal obligor.
8.    The Bailard Fund acknowledges and warrants that the Bailard Fund expects to derive financial benefit, directly or indirectly, from the sale of the Property to Buyer as contemplated by the Agreement.
9.    Notices pursuant to this Joinder shall be given in the manner prescribed for notices under the Agreement. The address of the Bailard Fund for notice purposes shall be as follows (unless changed in accordance with the provisions of this Agreement):
Bailard, Biehl & Kaiser Properties II, Inc.
c/o Bailard
950 Tower Lane, Suite 1900
Foster City, CA 94404-2131
Attn: Preston Sargent, Executive Vice President
Email: psargent@bailard.com

with a copy to:
Seyfarth Shaw, LLP
700 Milam, Suite 1400
Houston, TX 77002
Attn: Peter M. Oxman
Email: poxman@seyfarth.com

The provisions of this Joinder shall bind all of the respective successors and assigns of the Bailard Fund and shall inure solely to the benefit of Buyer (but not any successor or assign of Buyer,

2
Joinder of Bailard

other than entities owned or controlled by Buyer, or owning or controlling Buyer or under common ownership or control with Buyer and Buyer’s and such entities’ current and future lender(s) holding a deed of trust lien on the Property, and such lenders’ respective successors and assigns, including but not limited to any person or entity who may acquire the Property or any portion thereof by foreclosure or deed in lieu), and shall terminate automatically upon the transfer of the Property to any other entity that is not wholly owned or controlled, directly or indirectly by Buyer.
10.    This Joinder shall be governed by the laws of the State of Texas. The provisions of this Joinder shall survive the Closing but only as to claims timely made in accordance with Section 9.19(c) of the Agreement and subject to the limitations set forth in Section 9.19(c) of the Agreement and herein.
[signature page follows next]

3
Joinder of Bailard

EXECUTED as of the ___ day of March, 2017, to be effective upon the Closing Date.

BAILARD, BIEHL & KAISER PROPERTIES II, INC., a Maryland corporation

By: /s/ Preston R. Sargent
Name: Preston R. Sargent
Title: President

Exhibit A
REAL PROPERTY DESCRIPTION
TRACT 1:
All that certain 7.0296 acre tract of land being all of Reserve "A", Boulevard Place Sec. 3 Partial Replat No. 1 according to the plat thereof filed at Film Code Number 672045 Harris County Map Records, all coordinates and bearings being referenced to the Texas Coordinate System of 1983.
BEGINNING at a found "x" in concrete in the south right-of-way line of San Felipe Road (width varies) marking the north end of a cut-back corner for the east right-of-way line of South Post Oak Lane (width varies) having coordinates of Y=13839058.94 X=3091117.43;
THENCE N 85° 29' 28" E - 61.90', with said south right-of-way line to a found 5/8" iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 2° 20' 36", a radius of 1948.85', a chord which bears N 86° 39' 46" E - 79.70';
THENCE with said curve, continuing with said south right-of-way line for an arc distance of 79.70' to a found "x" in concrete;
THENCE N 87° 50' 03" E - 264.12', continuing with said south right-of-way line to a found "x" in concrete marking a point on a curve to the right having a central angle of 38° 55' 53", a radius of 71.82', a chord which bears S 22° 18' 39" E - 47.87';
THENCE with said curve and with the west right-of-way line of South Post Oak Boulevard (width varies) for an arc distance of 48.80' to a found 5/8" iron rod with cap for angle point;
THENCE S 3° 52' 21" E - 533.86', continuing with said west right-of-way line to a found 5/8" iron rod with cap for angle point;
THENCE S 3° 54' 46" E - 37.50' continuing with said west right-of-way line to a found "x' in concrete for corner;
THENCE S 85° 59' 01" W - 567.84' to a found "x" in concrete for corner;
THENCE N 4° 06' 11" W - 41.63', with the aforementioned east right-of-way line of South Post Oak Lane to a found 5/8" iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 19° 55' 39", a radius of 265.00', a chord which bears N 5° 51' 27" E 91.70;
THENCE with said curve, continuing with said east right-of-way line for an arc distance of 92.17' to a found 5/8" iron rod with cap marking the Point of Tangency;
THENCE N 15° 49' 16" E - 308.29', continuing with said east right-of-way line to a found "x" in concrete marking the Point of Curvature of a curve to the left having a central angle of 19° 22' 54", a radius of 335.00', a chord which bears N 6° 07' 49" E - 112.78';
THENCE with said curve, continuing with said east right-of-way line for an arc distance of 113.32' to a found 5/8" iron rod with cap marking the Point of Tangency;
THENCE N 3° 33' 38" W - 84.94' continuing with said east right-of-way line to a found "x" in concrete for angle point;
THENCE N 41° 02' 00" E - 11.06', with the aforementioned cut-back corner for the south right-of- way line of San Felipe Road to the POINT OF BEGINNING containing 7.0296 acres (306,208 square feet) of land more or less.
LESS AND EXCEPT that 0.0388 acre portion conveyed to CITY OF HOUSTON, TEXAS, a municipal corporation by deed recorded on May 26, 2016 under Clerk's File No. 2016-223965.
TRACT 2:
Easement (Boulevard Place Drive Easement) appurtenant to Tract 1 as set forth in Declaration of Covenants, Conditions and Restrictions recorded under Clerk's File No. 20120239028 of the Real Property Records of Harris County, Texas, and covering the southern one-half of the following described 39,749 square foot tract:
All that certain 39,749 square feet for Boulevard Place Drive Easement out of Unrestricted Reserve "A",
Boulevard Place Sec 3 Subdivision according to the plat thereof filed at Film Code 639159 Harris County
Map Records and being more particularly described by metes and bounds as follows, all coordinates and bearings being referred to the Texas Coordinate System of 1983, South Central Zone, all distances shown are surface and may be converted to grid by multiplying by a combined scale factor of .99987000.
COMMENCING at a found "X" in concrete in the west right-of-way line of South Post Oak Boulevard marking the southeast corner of said Unrestricted Reserve "A" having coordinates of Y=13837882.41, X=3091618.88, THENCE N 3° 49' 23" W - 203.82', with said west right-of-way line to an angle point,
THENCE N 3° 54' 48" W - 344.20', continuing with said west right-of-way line to a set 5/8" iron rod with cap marking the POINT OF BEGINNING of the herein described tract;
THENCE S 85° 59' 02" W - 567.71' to a set 5/8" iron rod with cap for corner;
THENCE N 4° 06' 23" W - 70.00', with the east right-of-way line of South Post Oak Lane (70' wide) to a set 5/8" iron rod with cap for corner;
THENCE N 85° 59' 02" E - 567.95' to a set 5/8" iron rod with cap for corner;
THENCE S 3° 54' 48" E - 70.00', with the aforementioned west right-of-way line of South Post Oak Boulevard to the POINT OF BEGINNING containing 39,749 square feet (0.9125 acres) for Boulevard Place Drive Easement more or less.
TRACT 3:
All that certain 0.3615 acre tract of land being all of Unrestricted Reserve "A" Sky Lark Reserve A according to the plat thereof filed at Film Code Number 647241 Harris County Map Records and being more particularly described by metes and bounds as follows, all coordinates and bearings being referenced to the Texas Coordinate System of 1983. All coordinates reflect grid values and may be converted to surface values by applying a scale factor of 0.99987000.
BEGINNING at a found 5/8" iron rod with cap in the west right-of-way line of Sky Lark Lane (60' wide) at its intersection with the north line of said Unrestricted Reserve "A", having coordinates of Y=13,838,779.45, X=3,090,778.35;
THENCE S 03° 28' 14" E - 140.00', with Said west right-of-way line to a set 5/8" iron rod with cap for corner;
THENCE S 87° 15' 28" W - 112.61', with the north line of Unrestricted Reserve "A", Hanover Post Oak, according to the plat thereof filed at Film Code Number 650077 Harris County Map Records to a found 5/8" iron rod with cap;
THENCE N 03° 21' 24" W - 140.00', with the east line of a called 5.8739 acre tract described in a deed dated 01-18-1980 from P.F. Barnhart, Trustee to L. Irvin Barnhart, et al filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File Number G425108, to a found 5/8" iron rod with cap for corner;
THENCE N 87° 15' 31" E - 112.33', with the south line of Block 1, Lot 3, Azalea Terrace according to the plat thereof filed at Volume 33, Page 39 Harris County Map Records to the POINT OF BEGINNING, containing 0.3615 acres, (15,745 square feet) of land more or less.

Signature Page to Joinder of Bailard

Exhibit A-1
Depiction of the Phase IIB Land

1
Exhibit A-1

Exhibit B
LEASE SCHEDULE

Exhibit B

BLVD PLACE - PHASE II
LIST OF LEASES

Suite Number	Lease	Lease Dates	Security Deposit	Letter of Credit Amount
1-110	**The Eye Gallery, Inc.**			
	Orignal Lease	10/24/2013	7,969.00	N/A
	1st Amendment	6/20/2014		
	Commencement Date Ltr	3/31/2014		
	Guaranty	Tina & Fikri Ozcelik		
1-120, 1-220, 1-300, 1-400, Drive Thru	**Frost Bank, a Texas State Bank**			
	Orignal Lease	7/3/2012	N/A	N/A
	1st Amendment	8/31/2012		
	2nd Amendment	11/8/2012		
	3rd Amendment	3/4/2013		
	Commencement Date Ltr	6/13/2014		
1-140	**Laura Rathe Fine Art, Inc.**			
	Orignal Lease	5/15/2015	5,635.00	
	Commencement Date Ltr	10/8/2015		
	Guaranty	Laura Rathe		
1-150	**Elaine Turner Designs, LLC (t0002098)**			
	Orignal Lease	2/1/2015	N/A	
	Commencement Date Ltr	3/11/2015		
1-160	**Southern Cultures, LLC (t0001970)**			
	Orignal Lease	9/30/2011	N/A	
	Commencement Date Ltr	12/5/2014		
1-180	**FRC True Food Houston, LLC dba True Food Kitchen**			
	Orignal Lease	6/15/2012	N/A	N/A
	Commencement Date Ltr	3/23/2015		
1-190	**Ceviche Trainera, LLC dba Peska**			
	Orignal Lease	2/1/2015	N/A	
	Commencement Date Ltr	3/11/2015		
	Letter of Credit	4/8/2016		1,000,000.00
	1st Amendment	2/28/2017		
	Note: LOC decreases to $500,000 effective 4/30/17 per 1st Amendment			
1-250	**New 1960 Enterprises Company dba Sozo Sushi**			
	Orignal Lease	6/3/2014	17,244.00	
	Commencement Date Ltr	9/26/2016		
	Guaranty	6/2/2014		
1-260	**HB-Boardroom Galleria LLC**			
	Orignal Lease	7/17/2014	6,366.50	N/A
	Commencement Date Ltr	1/28/2015		
	Guaranty	7/17/2014		

Page 1 of 3

1
Exhibit B

Exhibit B

BLVD PLACE - PHASE II
LIST OF LEASES

Suite Number	Lease	Lease Dates	Security Deposit	Letter of Credit Amount
1-270	**Vivian H. Yeh & William C. Yeh**			
	Orignal Lease	1/20/2011	8,160.00	N/A
	1st Amendment	9/28/2012		
	Commencement Date Ltr	9/26/2014		
1-280	**Facade, Inc.**			
	Orignal Lease	4/8/2014	6,715.68	N/A
	Commencement Date Ltr	11/4/2014		
	Guaranty	Corrine Williams		
1-290	**Rise Souffle No. 2, LLC**			
	Orignal Lease	1/26/2015	15,031.89	150,000.00
	1st Amendment	7/16/2015		
	Commencement Date Ltr	11/4/2014		
2-110, 2-210	**GTE Mobilnet of South Texas dba Verizon**			
	Orignal Lease	11/14/2013	N/A	N/A
	Commencement Date Ltr	4/3/2014		
2-140	**Gronauer Fur, LTD. dba Sakowitz Furs**			
	Original Lease	3/1/2016	12,535.05	N/A
	Commencement Date Ltr	9/26/2016		
2-150	**Basecoat, LLC dba Paloma**			
	Original Lease	6/20/2016	7,044.58	N/A
	Commencement Date Ltr	Pending - SF verification upon storefront installation		
2-170	**Terin Matlock dba Luxington Boutique**			
	Original Lease	12/3/2015	6,819.31	N/A
	Commencement Date Ltr	9/26/2016		
	Guaranty	Donald & Yolanda Matlock		
2-190	**FRC North Houston, LLC dba North Italia**			
	Original Lease	4/29/2013	N/A	N/A
	1st Amendment	11/25/2013		
	2nd Amendment	3/11/2014		
	Commencement Date Ltr	3/29/2015		
	Storage Agreement	7/1/2015		
	Guaranty	Fox Restaurant Concepts		
2-250, 2-350, 2-400, 2-500	**Newmark Real Estate of Houston, LLC**			
	Original Lease	6/30/2015	N/A	N/A
	1st Amendment	6/30/2015		
	Commencement Date Ltr	9/28/2015		
	Guaranty	Newmark & Company Real Estate, Inc.		

Page 2 of 3

2
Exhibit B

Exhibit B

BLVD PLACE - PHASE II
LIST OF LEASES

Suite Number	Lease	Lease Dates	Security Deposit	Letter of Credit Amount
2-300	**Virage Capital Management LP**			
	Original Lease	11/4/2014	18,202.50	N/A
	Commencement Date Ltr	4/23/2015		
	Guaranty	Edward Ondarza, Martin Shellist & Brian Patterson		
2-600	**RGN-BSuites Holdings, LLC (Regus)**			
	Original Lease	3/7/2014	N/A	N/A
	Commencement Date Ltr	5/28/2014		
	Assignment	10/5/1015		
WF-100	**Whole Foods Market Rock Mountain / Southwest, L.P.**			
	Orignal Lease	9/16/2010	N/A	N/A
	1st Amendment	7/20/2011		
	2nd Amendment	5/31/2012		
	3rd Amendment	5/31/2012		
	4th Amendment	8/31/2012		
	Commencement Date Ltr	9/12/2014		

Page 3 of 3

3
Exhibit B

Exhibit B-1
RENT ROLL

Exhibit B-1

Rent Roll - Occupancy Summary

As of Date: 03/16/2017 Show Excluded Units: No Show All Amounts: Monthly

Page 1

Property: Boulevard Pl - Phase 2A - xblvd2a1

Unit	Lease Name	Lease Type	Lease From	Lease To	Term (Months)	Area	Base Rent	Rent Per Area	Recovery Per Area	Misc Per Area	Total Per Area	Deposit
1-110	The Eye Gallery, Inc	Retail-Generic	08/01/2014	07/31/2019	60	1,226	6,403.00	5.22	1.79	0.00	7.01	7,969.00
1-120, 1-220	Frost Bank, a Texas	Retail-Generic	07/01/2014	06/30/2024	120	12,636	50,464.25	3.99	1.76	0.00	5.75	0.00
1-140	Laura Rathe Fine Art	Retail-Generic	09/30/2015	09/30/2020	61	1,152	5,520.00	4.79	1.79	0.00	6.58	5,635.00
1-150	Elaine Turner Design	Retail-Generic	12/16/2014	12/31/2024	121	1,908	7,950.00	4.17	1.79	0.00	5.96	0.00
1-160	Southern Cultures, L	Retail-Generic	09/21/2014	08/31/2019	60	1,453	7,022.83	4.83	1.79	0.00	6.63	0.00
1-180	FRC True Food Housto	Retail-Generic	08/01/2014	07/31/2029	180	5,133	21,887.50	4.26	1.26	0.10	5.62	0.00
1-190	Ceviche Trainera, LL	Retail-Generic	02/01/2015	01/31/2025	120	6,192	31,460.00	5.08	1.79	0.00	6.87	0.00
1-250	New 1960 Enterprises	Retail-Generic	08/16/2015	10/31/2025	123	3,863	16,095.83	4.17	1.79	0.00	5.96	17,244.00
1-260	HB-Boardroom Galleri	Retail-Generic	11/14/2014	01/31/2020	63	1,873	6,555.50	3.50	1.49	0.00	4.99	6,366.50
1-270	Vivian H. Yeh & Will	Retail-Generic	09/01/2014	08/31/2019	60	2,100	8,925.00	4.25	1.79	0.00	6.04	0.00
1-280	Facade, Inc.	Retail-Generic	09/01/2014	11/30/2019	63	1,783	6,686.25	3.75	1.79	0.00	5.54	6,715.68
1-290	Rise Souffle No. 2,	Retail-Generic	11/21/2015	11/30/2025	121	2,788	13,181.67	4.73	1.79	0.00	6.52	15,031.97
1-300, 1-400	Frost Bank, a Texas	Office-Generic	07/01/2014	06/30/2024	120	42,076	94,565.81	2.25	1.67	0.00	3.91	0.00
1-DTHRU	Frost Bank, a Texas	Retail-Generic	07/01/2014	06/30/2024	120	0	6,438.91	0.00	0.00	0.00	0.00	0.00
2-110, 2-210	GTE Mobilnet of Sout	Retail-Generic	05/01/2014	04/30/2024	120	12,224	56,722.83	4.64	1.76	0.00	6.40	0.00
2-140	Gronauer Fur, LTD.	Retail-Generic	08/10/2016	08/31/2026	121	2,588	10,999.00	4.25	1.79	0.00	6.04	12,535.05
2-150	Basecoat, LLC	Retail-Generic	12/16/2016	12/31/2021	61	1,414	6,480.83	4.58	1.79	0.00	6.38	6,869.68
2-170	Terin Matlock	Retail-Generic	05/17/2016	05/31/2021	61	1,392	6,380.00	4.58	1.79	0.00	6.38	6,819.31
2-190	FRC North Houston, L	Retail-Generic	01/09/2015	01/31/2030	181	4,901	20,770.83	4.24	1.30	0.10	5.64	0.00
2-250	Newmark Real Estate	Retail-Generic	10/01/2015	03/31/2026	126	5,798	14,292.07	2.47	1.68	0.00	4.15	0.00
2-300	Virage Capital Manag	Office-Generic	04/01/2015	06/30/2022	87	4,854	12,915.69	2.66	1.67	0.26	4.59	18,202.50
2-350, 2-400, 2-500	Newmark Real Estate	Office-Generic	10/01/2015	03/31/2026	126	32,784	80,812.56	2.47	1.67	0.13	4.27	0.00
2-600	RGN-BSuites Holdings	Office-Generic	05/23/2014	05/22/2025	133	12,520	34,732.57	2.77	1.67	0.26	4.70	0.00
WF-100	Whole Foods Market R	Retail-Generic	09/03/2014	08/31/2034	240	52,369	170,199.00	3.25	1.36	0.00	4.61	0.00
2-160	VACANT	N/A			-	1,791	0.00	0.00	0.00	0.00	0.00	0.00

Summary

	Total Units	Percentage	Total Area	Percentage	Total Base Rent	Total Rent Per Area	Total Recovery Per Area	Total Misc Per Area	Total Charges Per Area	Total Deposit
Occupied	29	96.67%	215,027	99.17%	697,461.93	3.24	1.60	0.05	4.89	103,388.69

Thursday, March 16, 2017

1
Exhibit B-1

Exhibit B-1

As of Date: 03/16/2017 Show Excluded Units: No Show All Amounts: Monthly

Page 2

Vacant	1	3.33%	1,791	0.83%	0.00	0.00	0.00	0.00	0.00	0.00
Totals	30		**216,818**		**697,461.93**	**3.22**	**1.59**	**0.05**	**4.85**	**103,388.69**

Rent Roll - Occupancy Summary

Thursday, March 16, 2017

2
Exhibit B-1

Exhibit B-2
RECEIVABLES REPORT

Exhibit B-2

Aged Receivables Report

Detail by Resident
Property: Boulevard Pl - Phase 2A (xblvd2a1)
Trans through: 3/2017

Page 1

Unit	Resident	Charge Code	Total Unpaid Charges	0 - 30 days	31 - 60 days	61 - 90 days	Over 90 days	Prepayments	Balance
xblvd2a1 - Boulevard Pl - Phase 2A									
1-120	t0001948	Frost Bank, a Texas State Bank	1,089.18	0.00	1,089.18	0.00	0.00	0.00	1,089.18
1-150	t0002098	Elaine Turner Designs, LLC	11,436.65	11,369.51	67.14	0.00	0.00	0.00	11,436.65
1-160	t0001970	Southern Cultures, LLC	461.58	0.00	262.40	199.18	0.00	0.00	461.58
1-260	t0002147	HB-Boardroom Galleria LLC	0.00	0.00	0.00	0.00	0.00	-659.51	-659.51
1-280	t0001962	Facade, Inc.	42.14	0.00	42.14	0.00	0.00	0.00	42.14
1-290	t0002896	Rise Souffle No. 2, LLC	473.57	0.00	473.57	0.00	0.00	-198.75	274.82
2-110	t0001945	GTE Mobilnet of South Texas	156.16	0.00	0.00	0.00	156.16	0.00	156.16
2-150	t0012485	Basecoat, LLC	1.61	0.00	1.61	0.00	0.00	0.00	1.61
2-170	t0012215	Terin Matlock	4,335.62	74.75	3,927.36	293.51	40.00	0.00	4,335.62
2-190	t0001971	FRC North Houston, LLC	0.00	0.00	0.00	0.00	0.00	-0.02	-0.02
2-190	t0007680	Newmark Real Estate of Houston, LLC	599.72	0.00	0.00	0.00	599.72	0.00	599.72
2-600	t0001953	RGN-BSuites Holdings, LLC	-824.31	10.00	0.00	0.00	-834.31	-1,477.26	-2,301.57
WF-100	t0001961	Whole Foods Market Rock Mountain /	299,019.67	7,727.27	11,178.04	11,123.39	268,990.97	-36,885.01	262,134.66
Total xblvd2a1			**316,791.59**	**19,181.53**	**17,041.44**	**11,616.08**	**268,952.54**	**-39,220.55**	**277,571.04**
Total			**316,791.59**	**19,181.53**	**17,041.44**	**11,616.08**	**268,952.54**	**-39,220.55**	**277,571.04**

Thursday, March 16, 2017

1
Exhibit B-2

2
Exhibit B-2

Exhibit B-3
LIST OF SERVICE CONTRACTS

Exhibit B-3

BOULEVARD PLACE CONTRACTORS
Bldg 1 & 2 - 1700 Post Oak

Vendor	Contract	Phone	Email
Fire Tron, Inc. Fire Alarm Monitoring Contact: Tom Ballou	Yes	Office: 281-403-4260 Cell: 832-256-8964	tballou@firetron.com
Letsos Qtrly Plumbing Maintenance Contact: Gary Smith	Yes	Office : 713-783-3201 x 3371 Cell: 713-845-9644	gsmith@letsos.com
Kauffman Company Qtrly Sprinkler Maintenance Contact: Marshall Mullins	Yes	Office: 713-937-4144	marshall@kauffmanco.net
Henderson Electric Electrical Maintenance Contact: Dean Henderson	Yes	Office: 281-447-3426 Cell: 713-539-2760	deanh@cwhendersonelectric.com
Rae Security Access Control/Security Cameras Contact: Jerry Martinez	No	Office: 713-589-2594 Cell: 832-286-2271	g.martinez@rae.com
Schindler Elevators Elevator & Escalator Maintenance Contact: Richard Schredl	Yes	Office: 713-576-2327 Cell: 832-309-1103	richard.schredl@us.schindler.com
Shooter Lindsey Landscape Maintenance Contact: Tom Mathis	Yes	Office: 281.392.3607 Cell: 281-808-1085	tommathies@shooterandlindsey.com
Johnson Controls HVAC & BAS Control Contact: Keith Evans	Yes	Office: 713-560-5210	Keith.J.Evans@jci.com.
Federal Maintenance Parking Lot Sweeping Contact: Tim Garcia	Yes	Office: 281-498-0588 Cell: 281-813-8203	tgarcia@fmstex.com
Martin's Window Cleaning Window Cleaning Contact: Dana Taylor	Yes	Office: 713.956.0112 Cell 832-457-1757	dtaylor@window-cleaning.com
Modern Pest Control Pest Control (Interior/Exterior/Rodent) Contact: Adam Brashier	Yes	Office: 281-561-0100	abrashier@modern-pest.com
GuardTexas (formerly Executive Security) Security Patrol Contact: James Bell	Yes	Office: (281) 820-2900 Cell: 832-431-0550	jbell@guardtexas.com
Maintenance of America Janitorial/Day Porter Contact: Artemio Martinez	Yes Day Porter, Jorge	Office: N/A Day Porter Cell: 832-489-7182 Cell: 713-408-3909	amartinez@maintenanceofamerica.com
Waste Management Trash Removal Contact: Belinda O'Brien	Yes	Office: 800-800-5804 Cell: 281-723-5220	BObrien@wm.com
Worth HydroChem Water Treatment Contact: Brad Kym	Yes	Office: 713-896-0087 Cell: 281-808-6957	bradkym@worthhydrochemofhouston.com
Goldstone Exterior Service Power Washing Contact: Jean Neustadt III	Yes	Office: 713-462-6900	JNeustadt@goldstoneexterior.com
Kubis Interactive Inc. Social Media Contact: Nicholas Florescu	Yes	Office: 713 275 1007	Riaz Essa 'riaz@centradeusa.com'

Exhibit C
DEED
AFTER RECORDING RETURN TO:
_______________________________

_______________________________

_______________________________

_______________________________
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED
THE STATE OF TEXAS    §
                §    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS    §
THAT, ______________________, ____________________ (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by ____________________________ (“Grantee”), whose mailing address is _________________, _______________________________, Attention: ___________________, the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures situated thereon (collectively, the “Property”); subject, however, to all matters of record (other than encumbrances or conveyances of the Property or any part thereof by Grantor subsequent to the execution and delivery of that certain Agreement of Purchase and Sale dated as of March 21, 2016 between Grantor and Whitestone REIT Operating Partnership, L.P. (the “PSA”) in violation of the PSA), to the extent, but no further, that same are in effect and affect title to the Property and subject to any matters that would be shown by an current survey of the Property (collectively, to such extent, the “Permitted Exceptions”).
Grantor further conveys to Grantee, without warranty, all of Grantor’s right, title and interest in and to the rights, tenements, hereditaments, easements, appendages, privileges and appurtenances pertaining thereto, including but not limited to all sewer and wastewater discharge capacity allocated or reserved thereto, all potable water capacity allocated or reserved thereto, all other utility rights allocated or reserved thereto, all development rights with respect thereto, rights to oil, gas and other minerals, rights to water, and any right, title and interest of Seller in and to strips, gores, adjacent streets, alleys and rights-of-way.
TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.
BY ITS ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR SET FORTH IN THE PSA (THE “EXPRESS WARRANTIES”), GRANTOR SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY (OTHER THAN THE EXPRESS WARRANTIES AND THE WARRANTIES OF TITLE AS EXPRESSLY PROVIDED AND LIMITED HEREIN), PROMISE, AGREEMENT OR GUARANTY OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO: (a) THE VALUE, QUALITY OR CONDITION OF THE PROPERTY; (b) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (c) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (d) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (e) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (f) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (g) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR, GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS.
WITHOUT LIMITING THE ABOVE, AND SUBJECT TO THE EXPRESS WARRANTIES OF GRANTOR, GRANTEE ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, GRANTOR, GRANTOR’S AFFILIATES, GRANTOR’S INVESTMENT ADVISOR, THE PARTNERS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AND REPRESENTATIVES OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS, FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES AND DISBURSEMENTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH (I) THE PHYSICAL CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ALL STRUCTURAL AND SEISMIC ELEMENTS, ALL MECHANICAL, ELECTRICAL, PLUMBING, SEWAGE, HEATING, VENTILATING, AIR CONDITIONING AND OTHER SYSTEMS, THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY, OR (II) ANY LAW OR REGULATION APPLICABLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW AND ANY OTHER FEDERAL, STATE OR LOCAL LAW.
IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this _____ day of ____________________, 2017.
GRANTOR:
By:____________________________________
Name:
Title:

THE STATE OF _____________    §
§
COUNTY OF _______________    §
This instrument was acknowledged before me on ___________________, 201_, by ____________________________________, a ________________________, on behalf of such ___________________.

My Commission Expires:	________________________________________

_____________________	Notary Public, State of ______________
________________________________________
Notary’s name printed:

Exhibit D
BILL OF SALE AND ASSIGNMENT
This Bill of Sale and Assignment (the “Bill of Sale”) is made and entered into ____________, 20__, by and between ____________________(“Assignor”), and __________________(“Assignee”).
In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all items of Tangible Personal Property and Intangible Personal Property (all as such terms defined in the Agreement referred to below), if any, owned by Assignor, including, without limitation, the Tangible Personal Property and Intangible Personal Property identified in Exhibit B, if any, attached hereto and made a part hereof for all purposes (the Tangible Personal Property and Intangible Personal Property are collectively referred to as the “Personal Property”).
Assignee acknowledges and agrees that, except as expressly provided in this Bill of Sale, and subject to the limitations contained in, that certain Agreement of Purchase and Sale dated _______________, 2017, by and between Assignor and Assignee (the “Agreement”) with respect to the Real Property (as defined in the Agreement) and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, Assignor has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the personal property, (b) the income to be derived from the personal property, (c) the suitability of the personal property for any and all activities and uses which Assignee may conduct thereon, (d) the compliance of or by the personal property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the personal property, or (f) any other matter with respect to the personal property. Assignee further acknowledges and agrees that, having been given the opportunity to inspect the personal property, Assignee is relying solely on its own investigation of the personal property and not on any information provided or to be provided by Assignor, except as specifically provided in the Agreement. Assignee further acknowledges and agrees that any information provided or to be provided with respect to the personal property was obtained from a variety of sources and that Assignor has not made any independent investigation or verification of such information. Assignee further acknowledges and agrees that the sale of the personal property as provided for herein is made on an “as is, where is” condition and basis “with all faults,” except as specifically provided in, and subject to the limitations contained in, the Agreement.
TO HAVE AND TO HOLD THE PERSONAL PROPERTY UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS FOREVER, SUBJECT TO THE PERMITTED EXCEPTIONS AS SET FORTH IN THE AGREEMENT; AND ASSIGNOR DOES HEREBY BIND ITSELF AND ITS SUCCESSORS TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR THE TANGIBLE PERSONAL PROPERTY, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING, OR CLAIM THE SAME, OR ANY PART THEREOF, BY, THROUGH, OR UNDER ASSIGNOR, BUT NOT OTHERWISE.
The obligations of Assignor are intended to be binding only on the Assignor and property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (as defined in the Agreement) other than Assignor, its successors and/or assigns.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

Assignor:	, a
By: Its:
Assignee:
a
By:
Its:
By:
Its:

Exhibit E
ASSIGNMENT OF LEASES
This Assignment of Leases (this “Assignment”) is made and entered into _______________, 20__, by and between _____________________________ (“Assignor”), ____________________________________ _____________________________________________ (“Assignee”).
For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) those certain leases (the “Leases”) listed on Exhibit A attached hereto and made a part hereof for all purposes and together with all rents, issues, and profits under the Leases except for Seller’s right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof in accordance with the Agreement (as defined below); (ii) all guaranty agreements with respect to the Leases; and (iii) all security deposits and pre-paid rent under the Leases attributable to periods from and after the date hereof.
ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS ASSIGNMENT, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _______________, 2017, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE “AGREEMENT”), THE ASSIGNED ITEMS ARE CONVEYED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.
TO HAVE AND TO HOLD THE ASSIGNED ITEMS, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS FOREVER, SUBJECT TO THE PERMITTED EXCEPTIONS (AS DEFINED IN THE AGREEMENT); AND ASSIGNOR DOES HEREBY BIND ITSELF AND ITS SUCCESSORS AND ASSIGNS TO WARRANTY AND FOREVER DEFEND ALL AND SINGULAR THE ASSIGNED ITEMS, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING OR TO CLAIM THE SAME, OR ANY PART THEREOF, BY THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.
Except as otherwise expressly provided in the Agreement or as provided below, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged first arising and accruing from and after the Closing Date (as defined in the Agreement) by the “landlord” or the “lessor” under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, first arising and accruing from and after the Closing Date. Except as otherwise expressly provided in the Agreement and subject to the provisions of Sections 3.2, 3.3 and 9.19 of the Agreement (which provisions are not modified in any way by the following indemnity), Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (collectively, “Claims”) arising out of or relating to, directly or indirectly, in whole or in part, the Leases, or any default under the Leases, first arising or accruing prior to the Closing Date or which otherwise are retained obligations of Assignor under the Agreement with respect to the Leases.
The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties other than Assignor, its successors and/or assigns.
All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

Assignor:	, a
By: Its:
Assignee:
a
By:
Its:

Exhibit E-1
ASSIGNMENT OF SERVICE CONTRACTS
This Assignment of Service Contracts (this “Assignment”) is made and entered into _______________, 20__, by and between _____________________________ (“Assignor”), ____________________________________ _____________________________________________ (“Assignee”).
For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) those certain service contracts (the “Service Contracts”) listed on Exhibit B, if any, attached hereto and made a part hereof for all purposes, and (ii) all rights with respect to such Service Contracts.
ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS ASSIGNMENT OR IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF _______________, 2017, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE “AGREEMENT”), THE ASSIGNED ITEMS ARE CONVEYED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.
TO HAVE AND TO HOLD THE ASSIGNED ITEMS, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS FOREVER, SUBJECT TO THE PERMITTED EXCEPTIONS (AS DEFINED IN THE AGREEMENT); AND ASSIGNOR DOES HEREBY BIND ITSELF AND ITS SUCCESSORS TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR THE ASSIGNED ITEMS, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER LAWFULLY CLAIMING, OR CLAIM THE SAME, OR ANY PART THEREOF, BY, THROUGH, OR UNDER ASSIGNOR, BUT NOT OTHERWISE.
Except as otherwise expressly provided in the Agreement or as provided below, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged first arising and accruing from and after the Closing Date (as defined in the Agreement) by the “owner”, or similar party reference to the owner of the Property under the Agreement, under the terms, covenants and conditions of the Service Contracts. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, first accruing from and after the Closing Date. Except as otherwise expressly provided in the Agreement and subject to the provisions of Sections 3.2, 3.3 and 9.19 of the Agreement (which provisions are not modified in any way by the following indemnity), Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (collectively, “Claims”) arising out of or relating to, directly or indirectly, in whole or in part, the Service Contracts, or any default under the Service Contracts, first accruing prior to the Closing Date or which otherwise are retained obligations of Seller under the Agreement with respect to the Assigned Items.
The obligations of Assignor are intended to be binding only on the Assignor and the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties other than Assignor, its successors and/or assigns.
All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

Assignor:	, a
By: Its:
Assignee:
a
By:
Its:

1
Exhibit B-3

Exhibit E-2
FORM OF
CERTIFICATE OF NON-FOREIGN STATUS
[Pursuant to 26 U.S.C. §1445 and 26 C.F.R. §1.1445-2(b)(2)(iv)(B)]
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including §1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________ ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by Phase II Boulevard Place, LP, a Texas limited partnership ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.	Transferor's U.S. employer identification number is _______________; and

4.	Transferor's office address is: 1700 Post Oak Boulevard, Suite 400, Houston, Texas 77056.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[End of Page; Signature Begins on Following Page]

TRANSFEROR:

PHASE II BOULEVARD PLACE, LP, a Texas limited partnership

By: Phase II Boulevard Place GP, LLC, a Texas limited liability company, its general partner

By: Boulevard Place, L.P., a Texas
limited partnership, its manager

By: Wulfe Boulevard Venture, LLC,
a Texas limited liability company, its general partner

By:____________________
Name: Edmond D. Wulfe
Title: Manager
Dated: ________________, 2017

1
Exhibit E-2

Exhibit E-3
SELLER’S AFFIDAVIT
Title Insurance Company
The undersigned, in his capacity as Manager of the general partner of the entity stated below (“Seller”), and not individually, being duly sworn, hereby says, as of the date hereof and to Seller’s knowledge, as follows:
1.The sale of the real property (the “Property”), as more particularly described in Exhibit A hereto and in the Commitment for Title Insurance dated _____________, 2017, covering the Property and issued by Stewart Title Guaranty Company (the “Title Company”), has been duly authorized by Seller.
2.    No person is entitled to occupy the Property except pursuant to leases or rental agreements known by _______________ (“Purchaser”) or Title Company or previously disclosed to Purchaser.
3.    All labor, services and materials supplied to the Property for improvements, fixtures and furnishing at the request of Seller have been, or will in the ordinary course of business be, paid in full except: None.
4.    Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code, as amended.
This Affidavit is given to Title Company on behalf of Seller in order to induce Title Company to issue an Owner’s Policy of Title Insurance and required endorsements.
The phrase “to Seller’s knowledge” means the actual, present knowledge (excluding constructive or imputed knowledge) and conscious awareness of Edmond D. Wulfe (the “Knowledge Party”). This affidavit shall survive until six months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation) shall terminate; and to the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Seller shall have no liability with respect to the same. The Title Company shall be deemed to have knowledge of any matter in the public record.
Neither the Knowledge Party nor any present or future member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, direct or indirect partner or agent of Seller, shall have any personal liability, directly or indirectly, under or in connection with this affidavit; and the Title Company and its successors and assigns and co-insurers, and, without limitation, all other persons and entities, shall look solely to the Seller for the payment of any claim or for any performance.

1
Exhibit E-3

Executed as of ___________ ____, 2017.
PHASE II BOULEVARD PLACE, LP, a Texas limited partnership

By: Phase II Boulevard Place GP, LLC, a Texas limited liability company, its general partner

By: Boulevard Place, L.P., a Texas
limited partnership, its manager

By: Wulfe Boulevard Venture, LLC,
a Texas limited liability company, its general partner

By:____________________
Name: Edmond D. Wulfe
Title: Manager
SWORN TO AND SUBSCRIBED BEFORE ME by Edmond D. Wulfe, as Manager, of Wulfe Boulevard Venture, LLC, a Texas limited liability company, the general partner of Boulevard Place, L.P., a Texas limited partnership, the manager of Phase II Boulevard Place GP, LLC, a Texas limited liability company, the general partner of Phase II Boulevard Place, LP, a Texas limited partnership on behalf of said limited liability companies and limited partnerships, on _____________, 2017.

Notary Public, State of Texas

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Exhibit F
TENANT ESTOPPEL
The undersigned (“Tenant”) hereby certifies to _____________________ (“Seller”) and to ______________________ (“Buyer”, together with its lenders, and their respective successors and/or assigns), in connection with Buyer’s proposed purchase of that certain project commonly known as BLVD Place (inclusive of the Frost Bank Motor Bank) (“Project”) that:
1.Tenant is the lessee of certain space (the “Premises”) in the Project, containing approximately _________ net rentable square feet and known as Suite No. ____, under a lease dated __________, ______ entered into between Tenant and ___________________________, as lessor (“Lessor”)[, as amended or modified by ___________________.](collectively, the “Lease”). Lessor, and any successor landlord under the Lease, including but not limited to Seller, are herein called “Landlord”.
2.    The Lease is presently in full force and effect and Tenant is not in default thereunder.
3.    The Lease, in the form of Exhibit A attached hereto, constitutes the entire agreement between Landlord and Tenant and there has been no amendment, written or oral, to the Lease except as listed in Paragraph 1 above and included in Exhibit A. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant. There is no outstanding free rent or other rent concessions and no offsets or credits against rentals or other monetary obligations under the Lease; there are no outstanding claims or defenses to enforcement of the Lease; and all tenant allowances, concessions, rebates or other Landlord's obligations of an inducement nature or as a condition to payment of rent have been fully fulfilled. [Note: To be revised to reflect the obligation to pay TI’s to New 1960 Enterprises Company d/b/a Sozo Sushi if not paid]
4.    Tenant has accepted, and is in possession of and conducting business from, the Premises and is paying rent under the Lease. All work to the Premises or other areas required of Landlord under the Lease has been fully completed as required under the Lease and such work and the Premises were accepted as satisfactory.
5.    The term of the Lease commenced on _______________, ____, and will end on ____________, with ___ options to extend of successive periods of _______ years each, there being no additional options to either renew or extend. Tenant has no early termination option pursuant to the Lease, except as may be expressly provided in the Lease due to casualty or condemnation. The current monthly base or minimum rental for lease year _____ - _____ is ____________________________ Dollars ($__________). Tenant currently pays $__________ per month in addition to its base or minimum rent. If this additional rent is based on the tenant paying its pro rata share and this amount is required under the Lease to be reconciled with actual charges, then Tenant has received all reconciliation statements (including payments of any amounts due) for reconciliations of additional rent for all calendar years or billing periods prior to the current year. If additional rent is subject to a base year expense stop or to an expense cap, the current amount of such base year expense stop or expense cap is $___________________, as applicable under the Lease.
If Percentage Rent is payable under the Lease, Percentage Rent is equal to _____ percent. Tenant's year-to-date gross sales for January 1, 201_ through _________________ are $_________ and were $____________ for January 1, 201_ through December 31, 201_.
6.    Tenant is required to pay its pro rata share of operating expenses of the Building and its pro rata share of the Building’s real property taxes and insurance costs.
7.    As of the date of this certificate, to the knowledge of Tenant, Landlord is not in default under the Lease.
8.    The amount of the security deposit paid under the terms of the Lease is ___________________________ Dollars ($__________). Such security deposit is a [cash] [letter of credit] deposit. No rent under the Lease has been paid more than one month in advance, and no other sums have been deposited with Lessor.
9.    Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises, and there exists no sublease, assignment or other such agreement affecting any of its interest in the Lease or the Premises, except as follows: _________________________________.
10.    Tenant does not have an option to acquire the Premises or any other portion of the Project.
11.    Tenant does not have any first right of refusal or first right of offer with respect to any other space in the Project [FOR BASECOAT, VIRAGE CAPITAL, NGKF ADD, except a first right of offer to lease additional space as set forth in the Lease].
12.    There are no leasing commission agreements between Tenant and any representative with respect to the Lease that could result in a commission payable by Landlord with respect to the Lease or any renewal or extension thereof.
13.    All Notices to Tenant under the Lease should be sent to the following address for Tenant:____________________________________________________. Tenant’s federal taxpayer identification number is:_________________.
14.    All exhibits attached hereto are by this reference incorporated fully herein. The terms “this certificate” shall be considered to include all such exhibits. Tenant makes this statement for the Buyer’s and Seller’s, and Buyer’s lender’s (if any) benefit and protection with the understanding that Buyer (and any assignee of Buyer’s right to purchase the Premises) and its lender, if any, intend to rely upon this statement in connection with Buyer’s or its assignee’s intended purchase (and its lender’s financing of the purchase) of the above described Project containing the Premises from Seller. Tenant agrees that it will, upon receipt of written notice from Seller, commence to pay all rents to the Buyer (or its assignee) or to any agent acting on behalf of the Buyer or its assignee.
15.    Tenant represents and warrants that (a) the undersigned person signing for Tenant is duly authorized and empowered in all respects to execute and deliver this certificate on behalf of Tenant, and (b) this certificate is binding upon Tenant and enforceable against Tenant in accordance with its terms.

EXECUTED: _______________ , 2017.	TENANT:

By:
Its:

Exhibit G
ESCROW CONDITIONS
(1)    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, unless such action or omission is negligent, willful or inconsistent with the provisions of this Agreement. Escrow Agent may rely upon any instrument as being duly executed, valid, and effective, and as containing accurate information and genuine signatures.
(2)    Buyer and Seller shall, and do hereby, jointly and severally indemnify, defend, and hold Escrow Agent harmless from, against, and in respect of: (i) any and all demands, judgments, expenses, costs, losses, injuries, or claims of any kind whatsoever whether existing on the date hereof or hereafter arising, incurred by Escrow Agent by reason of, from, or in connection with this agreement or any action taken or not taken by Escrow Agent under or in connection with this agreement; and (ii) any and all counsel fees, expenses, disbursements of counsel, amounts of judgments, demands, assessments, costs, fines, or penalties, and amounts paid in compromise or settlement, incurred or sustained by Escrow Agent by reason of, in connection with, or as a result of any claim, demand, action, suit, investigation, or proceeding (or any appeal thereof or relating thereto or other review thereof) incident to the matters covered by the immediately preceding clause (i).
(3)    If Escrow Agent shall notify Seller and Buyer of its desire to be relieved of any further duties and liabilities hereunder, then Escrow Agent shall deliver the Deposit to a successor escrow agent (in the case of any letter of credit, Escrow Agent shall transfer such letter of credit to such successor in accordance with the transfer terms of the letter of credit) designated by Seller and Buyer. If Seller and Buyer shall fail to agree upon and designate a successor escrow agent within ten (10) days after having been requested by Escrow Agent to do so, then Escrow Agent shall in its discretion designate the successor escrow agent. The successor escrow agent designated by Seller and Buyer or by Escrow Agent, as the case may be, shall be a bank or trust company having trust powers in good standing and located in either the state where the office of Escrow Agent is located or the state where the Property is located, and shall agree to be bound by all the terms and conditions of this agreement. Immediately upon agreement by the successor escrow agent to be bound by all the terms and conditions of this agreement, the original Escrow Agent shall be relieved of any and all duties and liabilities under or in connection with this agreement; provided, however, that no successor escrow agent shall assume any liability for the acts or omissions of its predecessor escrow agent(s) hereunder.
(4)    If at any time Seller is entitled to the Deposit on the terms and conditions of this Agreement, Escrow Agent shall upon receipt of written demand from Seller (on which Buyer is copied) do the following: (i) send a copy of Seller’s written demand to Buyer; (ii) if Buyer fails to dispute Seller’s entitlement to receive the Deposit within five (5) business days after Escrow Agent has given Buyer a copy of Seller’s written demand, then Escrow Agent shall immediately disburse the Deposit to Seller pursuant to payment instructions delivered by Seller to Escrow Agent (on which Buyer is copied); and (iii) if Buyer objects, then Escrow Agent shall continue to hold the Deposit until receipt of joint written instructions by Buyer and Seller regarding disbursement or a court order directing disbursement. If at any time Buyer is entitled to a return of the Deposit on the terms and conditions of this Agreement, Escrow Agent shall upon receipt of written demand from Buyer (on which Seller is copied) do the following: (i) send a copy of Buyer’s written demand to Seller; (ii) if Seller fails to dispute Buyer’s entitlement to receive a return of the Deposit within five (5) business days after Escrow Agent has given Seller a copy of Buyer’s written demand, then Escrow Agent shall immediately disburse the Deposit to Buyer pursuant to payment instructions delivered by Buyer to Escrow Agent (on which Buyer is copied); and (iii) if Seller objects, then Escrow Agent shall continue to hold the Deposit until receipt of joint written instructions by Buyer and Seller regarding disbursement or a court order directing disbursement.
(5)    The address for the receipt of notices and other communications by Escrow Agent hereunder is as set forth in the Agreement.

Exhibit H

SEC REGULATION S-X RULE 3-14 INFORMATION TO BE PROVIDED BY SELLER

Notes		Required Information	Date to Be Provided by Seller
	1	Income Statement for the most recent full year	Pre Closing
	2	Balance Sheet as of the end of the most recent full year	Pre Closing
	3	Income Statement for the current year through most recent quarter	Pre Closing
	4	Balance Sheet as of the end of the most recent quarter	Pre Closing
	5	General Ledger for the most recent full year (Balance Sheet and Income Statement Accounts)	Pre Closing
	6	General Ledger for the current year through most recent quarter (Balance Sheet and Income Statement Accounts	Pre Closing
	7	Trial Balance for the most recent full year and preceding two years	Pre Closing
(A)	8	Copies of all Bank Statements for all 12 months of the most recent full year	Pre Closing
(A)	9	Copies of all Bank Statements for all months of the current year through the most recent quarter	Pre Closing
	10	Rent Rolls for each of the 12 months during the most recent full year	Pre Closing
	11	Rent Rolls for each of the months during the current year through the most recent quarter	Pre Closing
	12	Copy of the Management Agreement in place for the most recent full year and the current year	Pre Closing
	13	Copies of all tenant leases in effect at any time during the most recent full year.	Pre Closing
	14	Copies of all tenant leases in effect at any time during current year through the most recent quarter.	Pre Closing
	15	Budgeted income and expense figures for the current year, most recent full year and next year	Pre Closing
	16	Property tax expense detail along with tax statements from appropriate taxing authorities for the most recent full year and current year	Pre Closing
	17	If Debt is to be assumed - Listing of outstanding debt throughout the most recent full year and current year and copies of these debt agreements.	Pre Closing
	18	Income Statement for the current year through closing date	Post Closing - 10 days from close date
	19	Balance Sheet as of the closing date	Post Closing - 10 days from close date
	20	General Ledger for the current year through closing date (Balance Sheet and Income Statement Accounts)	Post Closing - 10 days from close date
(A)	21	Copies of all Bank Statements for all months of the current year through closing	Post Closing - 10 days from close date
	22	Rent Rolls for each of the months during the current year through closing	Post Closing - 10 days from close date
	23	Copies of all tenant leases in effect at any time during current year through the closing date.	Post Closing - 10 days from close date
	24	Copies of checks and invoices for expense selections by External Auditors	Post Closing - 10 Days from request by Whitestone
	25	Copies of deposits for revenue selections by External Auditors	Post Closing - 10 Days from request by Whitestone
	26	Additional information and documentation that may be unique to the subject property. Availability to answer questions from Whitestone External Auditors regarding requested items	Post Closing - 10 Days from request by Whitestone

Notes

(A)
If this is not practical as the cash accounts have been commingled with other properties, please provide the bank statements along with other additional support to be able to segregate deposits by property for the corresponding period.

Schedule 3.1
DISCLOSURE ITEMS
Whole Foods is disputing the calculation of Whole Foods share of common area maintenance, taxes and insurance and is currently in arrears for approximately $250,000.00 relating to calendar year 2016.
$229,000 in tenant improvement allowance remains payable pursuant to the Lease with New 1960 Enterprises Company d/b/a Sozo Sushi.
Seller is disputing property taxes for calendar year 2016.

38044743v.12

2
Exhibit E-3